AGREEMENT AND PLAN OF MERGER

                        DATED AS OF APRIL 1, 1997

                                 BETWEEN

                     BROOKS FIBER PROPERTIES, INC.,

               BROOKS FIBER COMMUNICATIONS OF TEXAS, INC.,

                   CENTURY TELEPHONE ENTERPRISES, INC.

                                   AND

                       METRO ACCESS NETWORKS, INC.

                               ____________


                               ACQUISITION

                                   OF

                       METRO ACCESS NETWORKS, INC.

                                   BY

                      BROOKS FIBER PROPERTIES, INC.

                            TABLE OF CONTENTS


SECTION                                                                PAGE
-------                                                                ----

ARTICLE I -  THE MERGER AND RELATED TRANSACTIONS..........................1
     1.01 The Merger......................................................1
     1.02 The Closing; Effective Time.....................................1
     1.03 Effect of the Merger............................................2
     1.04 Certificate of Incorporation and Bylaws of the
            Surviving Corporation.........................................2
     1.05 Officers and Directors of the Surviving Corporation.............2
     1.06 Name of the Surviving Corporation...............................3
     1.07 Management Agreement............................................3
     1.08 Agreements with Shareholders, Option Holders and
            SAR Holders...................................................3
     1.09 Employment of Metro Personnel...................................4
     1.10 Most Favored Pricing............................................4
     1.11 Additional Borrowings...........................................5
     1.12 Assumed Name....................................................5
     1.13 Supplemental Payment............................................5


ARTICLE II - CONVERSION OF SECURITIES.....................................5
     2.01 Conversion of Securities........................................5
     2.02 Exchange of Certificates........................................7
     2.03 Merger Consideration............................................7


ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLER....................8
     3.01 Existence and Qualification.....................................8
     3.02 Ownership of Shares.............................................9
     3.03 Capitalization of Metro.........................................9
     3.04 Approval of Agreement...........................................9
     3.05 Books and Records..............................................10
     3.06 Financial Statements...........................................10
     3.07 Events Subsequent to December 31, 1996.........................10
     3.08 Work in Progress...............................................10
     3.09 Accounts and Notes Receivable..................................10
     3.10 No Undisclosed Liabilities.....................................11
     3.11 Tax Returns and Audit..........................................11
     3.12 Contracts and Other Obligations................................12
     3.13 Real Property - Owned..........................................12
     3.14 Personal Property - Owned......................................12
     3.15 Real and Personal Property - Leased by Metro...................12
     3.16 Real and Personal Property - Leased to Metro...................13
     3.17 Patents, Trademarks and Copyrights.............................13
     3.18 Other Intangible or Intellectual Property......................14
     3.19 Necessary Property.............................................14
     3.20 Description of Networks; Use and Condition of
            Property, Plant and Equipment................................14
     3.21 Licenses, Rights of Way and Permits............................15
     3.22 Contracts and Commitments......................................16
     3.23 Business Relationships.........................................17

     3.24 No Breach of Law or Governing Documents........................17
     3.25 Litigation and Arbitration.....................................17
     3.26 Employees and Consultants......................................18
     3.27 Indebtedness to and from Shareholders and Others...............18
     3.28 Outside Financial Interests....................................18
     3.29 Payments, Compensation and Perquisites of Agents,
            Consultants and Others.......................................18
     3.30 Labor Agreements, Employee Benefit Plans, and
            Employment Agreements........................................18
     3.31 ERISA..........................................................19
     3.32 Terminated Plans...............................................19
     3.33 Overtime, Back Wages, Vacation and Minimum Wages...............20
     3.34 Discrimination and Occupational Safety and Health..............20
     3.35 Alien Employment Eligibility...................................20
     3.36 Labor Disputes; Unfair Labor Practices.........................20
     3.37 Insurance Policies.............................................20
     3.38 Environmental Matters..........................................21
     3.39 Broker's Fees..................................................21
     3.40 Foreign Assets.................................................21
     3.42 Truthfulness...................................................21


ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB.............21
     4.01 Corporate Existence............................................22
     4.02 Approval of Agreement..........................................22
     4.03 Outstanding Shares of Capital Stock............................22
     4.04 Authorization and Issuance of Shares...........................22
     4.05 Books and Records..............................................23
     4.06 Financial Statements...........................................23
     4.07 Events Subsequent to December 31, 1996.........................23
     4.08 No Undisclosed Liabilities.....................................24
     4.09 No Breach of Law or Governing Documents........................24
     4.10 Litigation and Arbitration.....................................24
     4.11 Tax Returns and Audit..........................................24
     4.12 Licenses, Rights of Way and Permits............................24
     4.13 Business Relationships.........................................25
     4.14 Environmental Matters..........................................25
     4.15 Broker's Fees..................................................25
     4.16 Buyer's SEC Reports............................................25
     4.17 Truthfulness...................................................26


ARTICLE V - COVENANTS OF SELLER..........................................26
     5.01 Operation of the Business......................................26
     5.02 Preservation of Business.......................................27
     5.03 Insurance and Maintenance of Property..........................28
     5.04 Full Access....................................................28
     5.05 Books, Records and Financial Statements........................28
     5.06 Other Governmental Filings.....................................28
     5.07 Third Party Offers and Negotiations............................28
     5.08 Employees of the Companies.....................................28
     5.09 Tax Matters....................................................29
     5.10 Notification of Certain Matters................................30

ARTICLE VI - COVENANTS OF BUYER..........................................30
     6.01 Operation of the Business......................................31
     6.02 Preservation of Business.......................................32
     6.03 Insurance and Maintenance of Property..........................32
     6.04 Full Access....................................................32
     6.05 Books, Records and Financial Statements........................32
     6.06 Other Governmental Filings.....................................32
     6.07 Notification of Certain Matters................................33


ARTICLE VII - COVENANTS NOT TO COMPETE...................................33


ARTICLE VIII - CONDITIONS TO OBLIGATIONS OF BUYER AND SUB TO
  EFFECT THE MERGER......................................................35
     8.01 Representations and Warranties of Seller.......................35
     8.02 Performance of this Agreement..................................35
     8.03 Certificate of Seller..........................................35
     8.04 Opinion of Counsel.............................................35
     8.05 No Prohibitions................................................35
     8.06 Consents.......................................................35
     8.07 Compliance With Applicable Law.................................35
     8.08 Resignations...................................................36
     8.09 Books and Records..............................................36
     8.10 Tax Status.....................................................36
     8.11 Joint Venture Agreement........................................36
     8.12 Master Service Agreement.......................................36
     8.13 Miscellaneous Services Agreement...............................36
     8.14 Agreements with Shareholders, Option Holders and
            SAR Holders..................................................37
     8.12 Shareholder Approval...........................................37
     8.13 March Balance Sheet............................................37


ARTICLE IX - CONDITIONS TO OBLIGATIONS OF SELLER, AND METRO TO
  EFFECT THE MERGER......................................................37
     9.01 Representations and Warranties of Buyer........................37
     9.02 Performance of this Agreement..................................37
     9.03 Certificate of Buyer...........................................37
     9.04 Opinion of Counsel.............................................37
     9.05 No Prohibitions................................................38
     9.06 Compliance with Applicable Law.................................38
     9.07 Payment of Merger Consideration................................38
     9.11 March Balance Sheet............................................38
     9.08 Release of Guaranties..........................................38
     9.10 Joint Venture Agreement........................................38
     9.11 Master Service Agreement.......................................38
     9.12 Miscellaneous Service Agreement................................38
     9.13 Agreements with Shareholders, Option Holders and
            SAR Holders..................................................38


ARTICLE X - INDEMNIFICATION..............................................39
     10.01 Indemnification...............................................39
     10.02 Participation in Litigation...................................40
     10.03 Claims Procedure..............................................40

     10.04 Right of Offset...............................................41
     10.05 Limitations on Indemnification................................41


ARTICLE XI - MISCELLANEOUS...............................................41
     11.01 Binding Agreement.............................................41
     11.02 Termination of Agreement......................................41
     11.03 Manner and Effect of Termination..............................43
     11.04 Survival of Representations, Warranties and
             Covenants...................................................44
     11.05 Further Assurances............................................44
     11.06 Dispute Resolution Procedures.................................44
     11.07 Entire Agreement and Modification.............................45
     11.08 Severability..................................................45
     11.09 Counterparts..................................................45
     11.10 Interpretation................................................45
     11.11 Governing Law.................................................46
     11.12 Payment of Fees and Expenses..................................46
     11.13 No Waiver.....................................................46
     11.14 Public Announcements..........................................46
     11.15 Notices.......................................................46

List of Exhibits

Exhibit A -    Maps of Dallas/Irving/Ft. Worth, Austin, San Antonio,
                Houston, Corpus Christi and Waco Networks
Exhibit B -    Form of Management Agreement
Exhibit C -    Procedures and Form of Cash Election
Exhibit D -    Form of Buyer Stock Option Agreement
Exhibit E -    Form of Letter of Transmittal
Exhibit F -    Form of Opinion of Jones, Walker, Waechter, Poitevent,
               Carrere & Denegre, L.L.P., Counsel to Seller
Exhibit G -    Form of Affiliate Agreement
Exhibit H -    Form of Stockholder Agreement
Exhibit I -    Form of Opinion of Bryan Cave LLP, Counsel to Buyer
Exhibit J -    Form of Guarantee Agreement
Exhibit K -    Forms of Joint Venture Agreements

                      AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made as of April 1, 1997, by and among Brooks Fiber Properties, Inc., a Delaware corporation ("Buyer"), Brooks Fiber Communications of Texas, Inc., a Delaware corporation wholly-owned by Buyer ("Sub"), Century Telephone Enterprises, Inc., a Louisiana corporation ("Seller"), and Metro Access Networks, Inc., a Delaware corporation eighty percent owned by Seller ("Metro").

                                RECITALS

          A. Seller owns directly 80% of the issued and outstanding capital stock of Metro.

          B. Metro owns and operates fiber optic telecommunications networks in Dallas/Irving/Ft. Worth, Austin and San Antonio, Texas, has networks under construction in Houston, Corpus Christi and Waco, Texas, and has ordered or committed to the purchase of four DMS-500 switches to allow the provision of full local exchange switched services in its networks.

          C. The respective Boards of Directors of Sub and Metro have approved and determined it is advisable and in the best interests of their respective stockholders to consummate, and their respective stockholders have approved, the business combination transaction provided for herein in which Sub would merge with and into Metro upon the terms and conditions set forth herein, in accordance with the General Corporation Law of the State of Delaware ("Delaware Law").

          D. The respective Boards of Directors of Metro and Sub have approved and adopted this Agreement and Plan of Merger as a plan of reorganization within the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "IRC").

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants of the parties hereinafter expressed, it is hereby agreed as follows:

                                ARTICLE I
                    THE MERGER AND RELATED TRANSACTIONS

          1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 1.02), Sub shall be merged with and into Metro (the "Merger"). As a result of the Merger, the separate corporate existence of Sub shall cease and Metro shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

          1.02 The Closing; Effective Time.

          (a) Subject to satisfaction or, if permissible, waiver, of the conditions set forth in Articles VIII and IX hereto, consummation of the Merger (the "Closing") shall take place at the offices of Seller, 100 Century Park Drive, Monroe, Louisiana, at 10:00 A.M. local time on a date to be mutually agreed upon by Buyer and Metro (the "Closing Date"), which shall be no later than the fifth business day following satisfaction of the conditions to the closing specified in Sections 8.07 and 9.06 hereof, or at such other place, time or date (not later than June 30, 1997, unless extended by written mutual agreement of the parties hereto) as Metro and Buyer shall mutually agree, and will be effective at the Effective Time.

          (b)  On  the  day  of  the  Closing,  or  as soon as reasonably practicable following the Closing, the Surviving Corporation shall execute and deliver to the Secretary of State of Delaware a certificate of merger in proper form for filing under Delaware Law (the "Certificate of Merger"). The Merger shall become effective on the date the Certificate of Merger is filed with the Secretary of State of Delaware or at such later time as may be specified in the Certificate of Merger, such time being herein called the "Effective Time." As soon as reasonably practicable following the Effective Time, the Certificate of Merger endorsed by the Secretary of State of Delaware shall be recorded in the Office of the Recorder of the county in which the registered office of the Surviving Corporation is located in accordance with Delaware Law.

          (c) Subject to the terms and conditions hereof, Sub and Metro shall each use reasonable efforts to take all such action as may be necessary or appropriate to effectuate the Merger under Delaware Law at the time specified in this Section 1.02. Effective as of the date hereof, Seller and Buyer have entered into the Stockholder Agreement attached hereto as Exhibit H.

          (d) If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all properties, interests, assets, rights, privileges, immunities, powers and franchises of either Sub or Metro, the officers of the Surviving Corporation are fully authorized in the name of Sub or Metro, as the case may be, or otherwise to take, and shall take, all such necessary or desirable action.

          1.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of, and subject to the provisions of, Delaware Law, at the Effective Time, except as otherwise provided in this Agreement, all the properties, interests, assets, rights, privileges, immunities, powers and franchises of Sub and Metro shall vest in the Surviving Corporation, and all debts, liabilities, duties and obligations of Sub and Metro shall become the debts, liabilities, duties and obligations of the Surviving Corporation.

          1.04 Certificate of Incorporation and By-laws of the Surviving Corporation. At the Effective Time, the Certificate of Incorporation of Sub shall be the Certificate of Incorporation of the Surviving Corporation, and the By-laws of Sub in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation.

          1.05 Officers and Directors of the Surviving Corporation. The officers and directors of Sub immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until their respective earlier death, resignation or removal.

          1.06 Name of the Surviving Corporation. The name of the Surviving Corporation shall be "Brooks Fiber Communications of Texas, Inc."

          1.07 Management Agreement.   Effective April 1, 1997, the Buyer
and Metro shall enter into a Management Agreement substantially in the form attached hereto as Exhibit B (the "Management Agreement").

          1.08 Agreements  with  Shareholders,  Option  Holders  and  SAR
Holders.

     (a) Pursuant to the terms of the letter agreement dated March 27, 1997 between Metro, Seller, Richard B. Kolsby and each of the holders of options (the "Option Holders") to purchase common stock, $.10 par value per share, of Metro ("Metro Common Stock"), Metro and Seller shall use their best efforts to enter into one or more agreements with Mr. Kolsby and the Option Holders, pursuant to which the following actions would be taken:

          (i) all indebtedness of Metro to Seller reflected on the balance sheet of Metro as of March 31, 1997 (the "March Balance Sheet") shall be converted prior to the Effective Time into shares of Metro Common Stock;

          (ii) each Option Holder (other than those Option Holders, if any, identified on Schedule 2.01(c) hereto) shall agree to exercise, no later than the day before the Closing Date, each of their options to purchase Metro Common Stock ("Metro Stock Options"), in each case on the terms and conditions of the Stock Option Agreements listed on
Schedule 3.03 hereto (as to options held by the Option Holders) and the terms and conditions of Section 3.05 of the Shareholders Agreement dated October 14, 1993 (the "Shareholders Agreement") between Metro, Seller and Richard B. Kolsby (as to options held by Seller); and

          (iii) all rights and obligations of the parties to the Put Agreements listed on Schedule 3.03 hereto ("Put Agreements"), and the Shareholders Agreement shall be terminated prior to the Effective Time.

     (b) Metro and Seller shall use their best efforts to enter into one or more agreements with each of the holders of the Stock Appreciation Rights Agreements listed on Schedule 1.08 hereto (the "Metro SARs"), pursuant to which each of such holders shall agree to receive, at the time and in the manner provided in Section 2.01(d), cash payments in full settlement of the rights under the Metro SARs based upon the number of Fully-Diluted Metro Shares (as defined below) at the Effective Time.

     (c) Metro and Seller shall use their best efforts to enter into an agreement with M.D. English to terminate the Consulting Agreement with him referenced on Schedule 3.26 hereto.

     (d) Metro shall furnish to Buyer at least five business days prior to the Closing a certificate setting forth (i) the number of shares of Metro Common Stock that will be issued and outstanding as of the

Effective Time, after consummation of each of the transactions contemplated by paragraph (a) above, (ii) the number of such shares that will be held as of such time by Seller and each other holder of issued and outstanding shares of Metro Common Stock (collectively, with Seller, the "Shareholders"), (iii) the number of Fully-Diluted Metro Shares (as defined below) that will be outstanding at the Effective Time, and
(iv) the total cash payments made or to be made by Metro under Section 1.08(b). For purposes hereof, Fully-Diluted Metro Shares shall mean, as of any respective date, the sum of (i) the number of shares of Metro Common Stock issued and outstanding as of such date and (ii) the number of shares of Metro Common Stock issuable upon the exercise of all Metro Stock Options outstanding as of such date.

          1.09 Employment of Metro Personnel.

          (a) The Surviving Corporation will offer employment on an at-will basis to the employees of Metro as of the Effective Time, including, without limitation, the individuals listed on Schedule 3.26 hereto, for a period of at least six months following the Effective Time (unless earlier terminated for Cause as defined in paragraph (b) below or terminated pursuant to paragraph (c)(i) below) at such individuals'
respective current salary levels and locations and will adopt and maintain such benefit programs and plans for their benefit, including appropriate Buyer stock options in accordance with their job descriptions, as are specified on Schedule 1.09 hereto.

          (b)  If,  during  the six-month period referred to in paragraph
(a) above, the Surviving Corporation  (or  any  controlling entity of the
Surviving Corporation) shall terminate the employment of any such employee with the Surviving Corporation, other than for Cause, the Surviving Corporation shall pay such employee a lump sum severance payment equal to such employee's salary for the balance of the six-month period. For purposes hereof, "Cause" shall mean conviction of a felony, habitual intoxication, abuse of or addiction to a controlled or dangerous substance, excessive absenteeism, the willful and continued failure by the employee to substantially perform his or her duties as an employee of the Surviving Corporation or otherwise to abide by its corporate policies, or the willful engaging by the employee in misconduct which is materially injurious to the Surviving Corporation, monetarily or otherwise.

          (c)  If, during  the  six month period referred to in paragraph
(a) above, the Surviving Corporation assigns any of such employees to a job assignment which requires such employee to be based more than fifty miles from such employee's current location, such employee may decline such assignment in which event the Surviving Corporation may either (i) terminate such employee and pay such employee a lump sum severance payment equal to such employee's salary for the balance of the six month period or (ii) elect to continue the at-will employment of such employee at such employee's then current location.

          1.10 Most Favored Pricing. The Buyer will offer Seller a ten-year contract with two ten-year renewal options to purchase (the "Master Service Agreement"), at the Surviving Corporation's most favored pricing regardless of volume, dedicated and switched services for resale from the Dallas/Irving/Ft. Worth, Austin, San Antonio, Corpus Christi and Waco networks of the Surviving Corporation.

          1.11 Additional Borrowings. Subject to Section 5.01(h), Buyer acknowledges that Metro may borrow additional funds from Seller after March 31, 1997. Buyer (i) agrees that any such additional borrowings from Seller after March 31, 1997 shall be repaid by Buyer no later than 30 days after the Closing Date and (ii) acknowledges that no such additional borrowing from Seller after March 31, 1997 with Buyer's prior approval shall be deemed to breach any representation, warranty, covenant or agreement of Metro or Seller hereunder. Buyer has given its prior approval with respect to additional borrowings necessary to enable Metro to satisfy its payroll and accounts payable obligations until such time as Buyer notifies Seller that such additional borrowings are no longer required.

          1.12 Assumed Name. Immediately prior to the Effective Time, Metro shall assign to Seller all right, title and interest in Metro's registered assumed name "New Century Communications," as more fully described on Schedule 3.17 hereto.

          1.13 Supplemental Payment. In connection with the negotiation, execution and delivery of the letter agreement referred to in Section 1.08(a), Buyer acknowledges that the Option Holders have requested to receive, and Metro has agreed to pay, supplemental cash payments in connection with the exercise of their Metro Stock Options to partially offset the income taxes that will become due and payable as a result of such exercises. Upon the request of Metro, Buyer agrees to loan to Metro up to $565,000 to fund these payments by Metro to the Option Holders. In the event Buyer loans such cash and the Merger is not consummated hereunder, Seller shall, or shall cause Metro to, repay such loan. Metro's obligation to make these payments to the Option Holders shall not be accrued as a liability of Metro on the March Balance Sheet.


                               ARTICLE II
                        CONVERSION OF SECURITIES

          2.01 Conversion  of Securities.   At  the  Effective  Time,  by
virtue of the Merger and without any further action on the part of Sub or Metro or any stockholder thereof:

          (a) Effective as of the Effective Time, each share of the $0.01 par value Common Stock of Sub ("Sub Common Stock") shall be converted into and become one fully paid and non-assessable share of common stock, $0.01 par value per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). Each certificate representing outstanding shares of Sub Common Stock shall at the Effective Time represent an equal number of shares of Surviving Corporation Common Stock.

          (b) Each share of Metro Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into (A) that number of full shares of the common stock of Buyer, par value $0.01 per share (such shares, together with the associated Preferred Stock Purchase Rights issued pursuant to the Rights Agreement dated February 29, 1996 between the Company and The Boatmen's Trust Company, as Rights Agent, being hereinafter referred to collectively as "Buyer Common Stock"), as shall be determined by dividing the Merger Consideration (as defined in Section 2.03 hereof) by the total number of the Fully-Diluted Metro

Shares (the "Metro Per Share Consideration") and dividing the result by $20.60, or (B) at the option of any holder of Metro Common Stock other than Seller, exercised in the manner specified herein in Exhibit C hereto on or prior to the third business day prior to the date of the Closing (a "Cash Election"), a right to receive, in lieu of some or all of the shares of Buyer Common Stock otherwise issuable to such holder pursuant to clause (A), a cash payment equal to the product of such number of shares of Buyer Common Stock, times $20.60, provided, however, that the aggregate amount of cash (including cash paid for fractional shares) for which shares of Metro Common Stock may be exchanged may in no event exceed an amount of cash which would result in the Shareholders surrendering less than 80% of their Metro Common Stock in exchange solely for Buyer Common Stock as required for the Merger to be a tax-free reverse triangular reorganization under Section 368(a)(2)(E) of the IRC (the "Cash Limitation"). The shares of Buyer Common Stock issued pursuant to clause (A) are herein referred to as the "Stock Consideration" and the amount of cash, if any, paid pursuant to clause
(B) is herein referred to as the "Cash Consideration." The Stock Consideration shall be issued pursuant to Buyer's shelf registration statement (the "Registration Statement") on Form S-4 (No. 333-21223) under the Securities Act of 1933, as amended ("Securities Act").

          (c)  Any    of    the    Metro    Stock   Options   listed   on
Schedule 2.01(c) hereto, which is outstanding immediately prior to the Effective Time (the "Assumed Metro Stock Options"), shall be converted into an option, substantially in the form of Exhibit D hereto, to purchase from Buyer ("Buyer Stock Option") the number of shares of Buyer Common Stock (rounded down to the nearest full share) as shall be determined by (A) multiplying (i) the number of shares of Metro Common Stock issuable upon exercise of such Assumed Metro Stock Option immediately prior to the Effective Time by (ii) the Metro Per Share Consideration and (B) dividing the resulting product by $20.60, and having an option exercise price per share of Buyer Common Stock (rounded to the nearest cent) as shall be determined by dividing (i) the aggregate exercise price of such Assumed Metro Stock Option by (ii) such number of shares of Buyer Common Stock. Buyer shall reserve for issuance the number of shares of Buyer Common Stock that will become issuable upon the exercise of the Buyer Stock Options. Seller and Metro shall cause all other Metro Stock Options to be exercised prior to the Closing Date.

          (d) The amounts payable pursuant to the Metro SARs outstanding immediately prior to the Effective Time shall be accrued as a liability on the March Balance Sheet and shall be paid by Metro immediately prior to the Closing Date

          (e) Each share of Metro Common Stock, if any, held in the treasury of Metro immediately prior to the Effective Time shall be canceled and extinguished and no payment shall be made with respect thereto.

          (f) From and after the Effective Time, each certificate theretofore evidencing one or more shares of Metro Common Stock shall no longer evidence such shares, but shall evidence only the right to receive, in exchange therefor, the Merger Consideration set forth in this
Article II in the manner provided in Section 2.02 of this Agreement.

          2.02 Exchange of Certificates.

          (a) At the Closing, each of the Shareholders shall surrender or shall cause to be surrendered to Buyer certificates for all of the issued and outstanding shares of Metro Common Stock duly endorsed for transfer and accompanied by a letter of transmittal substantially in the form attached hereto as Exhibit E, and Buyer shall cause the Merger Consideration to be delivered in exchange therefor to the Shareholders in accordance with their respective holdings of the issued and outstanding shares of Metro Common Stock.

          (b) No certificate or scrip representing fractional shares of Buyer Common Stock to which holders of Metro Common Stock would otherwise be entitled pursuant to Section 2.01(b) will be issued in the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Buyer. In lieu thereof, Buyer shall pay each holder of Metro Common Stock who is otherwise entitled to a fractional share of Buyer Common Stock cash in an amount equal to the product of such fractional share of Buyer Common Stock and $20.60.

          (c) At the Closing, each holder of an Assumed Metro Stock Option to be converted pursuant to Section 2.01(c) shall surrender the agreement evidencing such Assumed Metro Stock Option to Buyer, and Buyer shall deliver to such holder the Buyer Stock Option into which such Assumed Metro Stock Option shall be converted at the Effective Time in accordance with the provisions of Section 2.01(c).

          2.03 Merger Consideration.

          (a) The Merger Consideration will be an amount equal to the sum of $63,449,203 plus the Net Book Value of Metro as of March 31, 1997 (the "Merger Consideration"). For this purpose, "Net Book Value" means the total amount of Metro's assets shown on the March Balance Sheet less the total amount of Metro's liabilities shown on the March Balance Sheet (except any indebtedness of Metro to Seller).

          (b) On or prior to April 15, 1997, Metro shall deliver the March Balance Sheet to Buyer and to Seller. Except as set forth on
Schedule 2.03 hereto, the March Balance Sheet shall be prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), with all appropriate accruals and reserves, whether or not such accruals and reserves have previously been included in financial statements of Metro. The proposed accounting treatment of each of the various matters listed on Schedule 2.03 hereto shall be final, conclusive and binding on the parties hereto and the Shareholders.

          (c) Buyer shall have ten (10) business days after its receipt of the March Balance Sheet either to agree with it or, if Buyer disputes any amount thereon, to give written notice ("Notice of Dispute") to Metro and to Seller of such dispute, specifying in reasonable detail all points of disagreement with the March Balance Sheet. If Buyer fails to deliver a Notice of Dispute during such ten (10) business day period, the March Balance Sheet shall conclusively be deemed to have been agreed upon by the parties and shall be final, conclusive and binding on all parties hereto and the Shareholders.

          (d) Upon receipt of a Notice of Dispute, Metro and Seller shall promptly consult with the Buyer with respect to its specified points of disagreement in an effort to resolve the dispute. If any such dispute cannot be resolved by the parties within ten (10) business days after Metro and Seller receive the Notice of Dispute, the parties shall refer the dispute to a partner in national firm of certified public accountants mutually agreed upon by Buyer and Metro (the "Arbiter"), as an arbitrator to finally determine, as soon as practicable, and in any event within fifteen (15) days after such reference, all points of disagreement with respect to the March Balance Sheet. For purposes of such arbitration each of Buyer and Metro shall submit a proposed March Balance Sheet. Metro's proposed March Balance Sheet need not be identical to the March Balance Sheet delivered pursuant to Section 2.03(b). The Arbiter shall conduct the arbitration under such procedures as the parties may agree or, failing such agreement, under the Commercial Arbitration Rules of the American Arbitration Association. The fees and expenses of the arbitration and the Arbiter incurred in connection with the arbitration of the March Balance Sheet shall be allocated between Buyer and Seller by the Arbiter in proportion to the extent either Buyer or Metro did not prevail on items in dispute in the March Balance Sheet; provided, that such fees and expenses shall not include, so long as such party complies in all material respects with the procedures of this
Section 2.03, the other party's outside counsel or accounting fees. All determinations by the Arbiter with respect to the March Balance Sheet and the allocation of arbitration fees and expenses shall be final, conclusive and binding on Buyer, Metro and the Shareholders.

                               ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller   hereby   makes  the  following   representations   and
warranties to Buyer and Sub.

          3.01 Existence and Qualification.

          (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and has the corporate power and authority to own all of the outstanding shares of Metro Common Stock owned by it, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

          (b) Metro is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (i) has the corporate power and authority to own and use its properties and to transact the businesses in which it is engaged, (ii) holds all of the franchises, licenses, rights of way, operating permits, grants of location and carrier agreements and certifications necessary and required therefor, except where the failure to hold any such rights would not have a material adverse effect upon Metro, (iii) is duly licensed or qualified to do business and is in good standing in the State of Texas, and (iv) is not required to be registered, licensed or qualified to do business in any other jurisdiction, except any jurisdiction where the failure to be so registered, licensed or qualified would not have a material adverse effect upon Metro. Metro does not have any direct or indirect subsidiaries or other entity in which it has any direct or indirect ownership or beneficial interest.

          (c) Metro is a telecommunications corporation certificated to provide local exchange services and other public telecommunications services anywhere within the State of Texas ("Network Services"), as described in exhibits from time to time filed by Metro with the Public Utility Commission of the State of Texas ("PUC"), pursuant to a valid service provider certificate of authority granted by the PUC by its Consolidated Order (Docket No. 16452).

          3.02 Ownership of Shares. Except as set forth on Schedule 3.02 hereto, each of Seller and the other persons listed on Schedule 3.02 hereto is the lawful holder of record and beneficial owner of the number of shares of Metro Common Stock, Metro Stock Options and Metro SARs set forth in Schedule 3.02 hereto opposite Seller's or such person's name, in each case free and clear of any claim, lien, pledge, charge, option, security interest or other encumbrance, or any legal, contractual or other limitation or restriction including, without limitation, any restriction on transfer or the right to vote.

          3.03 Capitalization of Metro. The entire authorized issued and outstanding capital stock of Metro is as set forth on Schedule 3.03 hereto. Each of the issued and outstanding shares of capital stock of Metro is validly issued and outstanding, fully paid and non-assessable. Except as set forth on Schedule 3.03 hereto, there are no outstanding subscription, rights, options, warrants, convertible or exchangeable securities or other agreements of any kind entitling any person or entity to acquire from Metro any shares of capital stock of Metro (or any securities convertible into or exchangeable for shares of such capital stock), and there are no agreements, arrangements, rights or commitments of any character relating to the issuance, sale, purchase or redemption, or restricting the transfer of, or the declaration as payment of dividends on, any shares of capital stock of Metro.

          3.04 Approval of Agreement.  Except  as  set  forth on Schedule
3.04 hereto, the execution, delivery and performance of this Agreement by Seller and Metro has been duly authorized and approved by all necessary corporate action on the part of Seller and Metro. Pursuant to such authorizations and approvals, Seller and Metro each have full power and authority to enter into this Agreement and to perform its obligations hereunder. Subject to compliance with the filing and waiting period requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("H-S-R Act") and the filing and recordation of the Certificate of Merger and except as set forth on Schedule 3.04 hereto, neither the execution and delivery by Seller or Metro of this Agreement nor the performance by Seller or Metro of its respective obligations hereunder does or will (i) conflict with or result in any violation of or constitute a breach of any provision of its respective Articles or Certificate of Incorporation, Bylaws and, except as set forth in
Schedule 3.21 hereto, the franchises, licenses, rights of way, permits, grants of location and carrier agreements and certifications, of Metro, or any indenture, evidence of indebtedness or other agreement to which Seller or Metro is a party or by which Seller or Metro is bound, (iii) result in the creation of any lien or other encumbrance upon any of the assets of Metro, (iv) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against or binding upon Seller or Metro or (v) constitute a violation by Seller or Metro of any applicable law or regulation.

          3.05 Books and Records. The books of account, stock record books, minute books, bank accounts and other corporate records of Metro have been made available to Buyer and its representatives and are true, correct and complete in all material respects, have been maintained in accordance with sound business practices and the matters contained therein are accurately reflected in the December Financial Statements (as hereinafter defined) of Metro to the extent appropriate.

          3.06 Financial Statements. Attached hereto as Schedule 3.06 are the balance sheet of Metro as of December 31, 1996 ("Metro's December Balance Sheet"), and the related statement of operations, statement of stockholders' equity and statement of cash flows for the year then ended (collectively, "Metro's December Financial Statements"). Metro's December Financial Statements are true, complete and correct in all material respects, have been prepared in conformity with GAAP consistently applied, and present fairly in all material respects the financial position of Metro at December 31, 1996 and the results of operations of Metro for the year then ended. Without limiting the foregoing, all of the assets and liabilities of Metro at December 31, 1996 have been properly reflected on Metro's December Balance Sheet in accordance with GAAP, and, as of the date hereof, Metro does not have any indebtedness for money borrowed (other than money borrowed from Seller) which is not reflected on Metro's December Balance Sheet.

          3.07 Events Subsequent to December 31, 1996. Except as set forth on Schedule 3.07 hereto, since December 31, 1996, there has been no
(a) change in the business, condition (financial or otherwise), operations, prospects, assets or liabilities of Metro, other than changes in the ordinary course of business, none of which have been materially adverse, (b) material damage, destruction or loss, whether covered by insurance or not, affecting any of the assets of Metro, (c) declaration, setting aside or payment of any dividend or other distribution in respect of or to the holder of any of the shares of the capital stock of Metro,
(d) issuance of any stock or other securities by Metro (except upon exercise of existing Metro Stock Options), (e) waiver of any rights or suffering of any losses by Metro, except in the ordinary course of business, none of which have been materially adverse, or (f) entering into any transaction by Metro other than in the ordinary course of business.

          3.08 Work in Progress. The construction work in progress reflected in Metro's December Balance Sheet is properly valued in accordance with GAAP. The assets of Metro do not include any materials held on consignment or in the possession of others.

          3.09 Accounts and Notes Receivable. Subject to applicable reserves for bad debts shown on or reflected in Metro's December Balance Sheet, (a) all accounts and notes receivable reflected on Metro's December Balance Sheet are, and all accounts and notes receivable of Metro subsequently accruing to the Effective Time will be (except those which have been collected since December 31, 1996), to the best knowledge of Seller and Metro (i) valid, genuine and subsisting, (ii) subject to no known defenses, set-offs or counterclaims and (iii) current and collectible and (b) all accounts and notes receivable of Metro reflected on the March Balance Sheet and its balance sheet immediately prior to the first day of the month in which the Effective Time occurs will be paid in full, net of such reserves, on or before 120 days after the Effective Time, less any applicable trade discounts.

          3.10 No  Undisclosed  Liabilities.   Metro  does  not  have any
liabilities or obligations whatsoever, either accrued, absolute, contingent or otherwise, and Seller knows of no basis for any claim against Metro for any liability or obligation, except (a) to the extent set forth or reflected on Metro's December Balance Sheet, (b) to the extent specifically set forth on any Schedule delivered by Seller pursuant hereto or otherwise described in this Article III, or
(c) liabilities or obligations incurred in the normal and ordinary course of business since December 31, 1996, none of which liabilities or obligations since December 31, 1996 have been materially adverse.

          3.11 Tax Returns and Audit. Metro (or Seller on behalf of Metro) has filed, or caused to be filed, on a timely basis with the appropriate agencies all U.S. federal, state, local, foreign and other tax returns and tax reports required by law to be filed by or with respect to Metro and each of its employees and employee benefit plans, and, except as set forth on Schedule 3.11 hereto, (a) such returns and reports are true, complete and correct, (b) no audit or investigation of Metro or of any such returns or reports is in progress, pending or threatened, (c) except for the tax returns filed by Seller and described on Schedule 3.11 hereto, Metro has not joined in and will not join in the filing of any consolidated or combined tax return with respect to which it is or could be jointly or severally liable and Metro is not a party to any affiliated group consolidated return tax allocation, tax sharing or tax indemnity agreement, (d) Metro is not a foreign person within the meaning of Section 1445(b)(2) of the IRC and the regulations thereunder,
(e) all income, profits, employment (including Social Security, unemployment insurance and employee income tax withholding), franchise, gross receipts, sales, use, transfer, stamp, occupation, property, excise, ad valorem and other taxes, all Pension Benefit Guaranty Corporation ("PBGC") premiums and other governmental charges of a similar nature, and all penalties, additions to tax and interest relating to such taxes, premiums and charges (all of which are referred to herein individually as a "Tax" and collectively as "Taxes"), due from Metro have been fully paid or accrued, (f) there exists no unpaid Tax or Tax deficiency assessed by any governmental authority against Metro or with respect to either of their respective businesses, (g) to the best knowledge of Seller and Metro, there exist no grounds for the assertion or assessment of any additional Taxes against Metro or with respect to its businesses, (h) copies of all U.S. federal, Texas and Delaware income Tax returns (or schedules included in Seller's consolidated U.S. federal returns that relate to Metro), Tax examination reports and statements of deficiencies assessed against, or agreed to by Seller (to the extent they relate to Metro) and/or Metro have been made available to Buyer, (i) no waiver of any statute of limitations has been given and is in effect in respect to the assessment of any Taxes against Metro, (j) Metro has not made an election under Section 338 of the IRC or taken any action that would result in any income Tax liability to Metro as a result of a deemed election within the meaning of Section 338 of the IRC, and (k) the adjusted tax basis of the assets of Metro is equal to or greater than the amount shown on Schedule 3.11 hereto, and the useful life of such assets for purposes of determining depreciation or amortization for federal income tax purposes is as set forth on Schedule 3.11 hereto.

          3.12 Contracts and Other Obligations. Except as specifically set forth on Schedule 3.12 hereto, each of the agreements, contracts, commitments and other obligations of Metro listed on the Schedules to this Agreement ("Contracts") is a valid and binding obligation of Metro in accordance with its terms and is in full force and effect and neither Metro nor, to the best knowledge of Seller or Metro, any other party thereto is in default with respect to any term or condition thereof, nor, to the best knowledge of Seller and Metro, has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto or would give any party thereto an affirmative defense against Metro. Except as specifically set forth on
Schedule 3.12 hereto, no termination or other penalty will result under, and no consent is required under, any Contract for the consummation of the transactions contemplated by this Agreement. Metro has delivered or otherwise made available to Buyer true, correct and complete copies of the contracts, agreements or other documents creating or evidencing each of the Contracts.

          3.13 Real Property - Owned. Metro does not own any parcel of real property or have any interest in or any right or obligation to acquire any interest in any parcel of real property.


          3.14 Personal  Property - Owned.    Except   as  set  forth  on
Schedule 3.14 hereto, Metro has good and marketable title to all personal property owned and used in its businesses (including without limitation all personal property reflected on the December Balance Sheet or acquired after the date thereof, except any subsequently sold in the ordinary course of business), free and clear of all mortgages, options, liens, charges, security interests, leases, covenants, conditions, agreements, claims, restrictions and other encumbrances of every kind and there exists no restriction on the use or transfer of such property.

          3.15 Real and Personal Property - Leased by Metro.

          (a) Set forth on Schedule 3.15 hereto is a description of each lease under which Metro is the lessor of any real or personal property. Metro has delivered or made available to Buyer a true, correct and complete copy of each lease identified on Schedule 3.15. The premises or property described in such leases are presently occupied or used by the lessee under the terms of such leases.

          (b) All rentals or other payments due under such leases have been paid and there exists no default under the terms of such leases and no event has occurred which, upon passage of time or the giving of notice, or both, would result in any event of default or prevent Metro from exercising and obtaining the benefits of any rights contained therein. No consent is required under any such lease for the consummation of the transactions contemplated hereby. Upon the Closing Buyer will have all right, title and interest of the lessor under the terms of such leases, free of all liens, claims or encumbrances and all such leases are valid and in full force and effect.

          3.16 Real and Personal Property - Leased to Metro.

          (a) Set forth on Schedule 3.16 hereto is a description of each lease under which Metro is the lessee of any real or personal property. Metro has delivered or made available to Buyer a true, correct and complete copy of each lease identified on Schedules 3.16. The premises or property described in said leases are presently occupied or used by Metro in its businesses as lessee under the terms of such leases. To the best knowledge of Seller and Metro, all improvements located on and the use presently being made of all real property leased by Metro comply with all applicable zoning and building codes and ordinances and all applicable fire, environmental, occupational safety and health and similar standards established by law or regulation. There is no proposed, pending or, to the best knowledge of Seller and Metro, threatened change in any such code, ordinance or standard which would adversely affect the respective businesses of Metro or the use of any of such property or leasehold improvements. There is no proposed, pending or, to the best knowledge of Seller and Metro, threatened condemnation proceeding or similar action affecting any of such property, plant, equipment or leasehold improvements or with respect to any streets or public amenities appurtenant thereto or in the vicinity thereof which would adversely affect the respective businesses of Metro or the use of any of such property or leasehold improvements.

          (b) Except as set forth on Schedules 3.16, all rentals due under such leases have been paid and there exists no default under the terms of such leases and no event has occurred which, upon passage of time or the giving of notice, or both, would result in any event of default or prevent Metro from exercising and obtaining the benefits of any rights or options contained therein. Except as set forth on
Schedule 3.16 hereto, no consent under any such lease is necessary for the consummation of the transactions contemplated hereby. Metro has all right, title and interest of the lessee under the terms of said leases, free of all liens, claims or encumbrances and all such leases are valid and in full force and effect.

          (c) There is no default or basis for acceleration or termination under, nor has any event occurred nor does any condition exist which, with the passage of time or the giving of notice, or both, would constitute a default or basis for acceleration or termination under any underlying lease, agreement, mortgage or deed of trust, which default or basis for acceleration or termination would adversely affect any lease described on Schedule 3.16 or the property or use of the property covered by such lease in the respective businesses of Metro. There will be no default or basis for acceleration or termination under any such underlying lease, agreement, mortgage or deed of trust as a result of the transactions provided for in this Agreement.

          3.17 Patents,  Trademarks   and   Copyrights.    Set  forth  on
Schedule 3.17 hereto is a listing of all the patents, applications for patents, trademark registrations, applications for trademark registrations, unregistered trademarks, tradenames, copyright registrations, applications for copyright registration and license agreements with respect to the foregoing used, owned or granted by or to Metro. Except as set forth on Schedule 3.17, (a) all such items are valid and subsisting; (b) good and marketable title to all such items together with all common law rights (if any) to the subject matter thereof is held by Metro, free and clear of all options, adverse claims, defenses, liens, charges, security interests, covenants, conditions, agreements, restrictions and other encumbrances; (c) except for requirements of applicable law, there exists no restriction on the use or transfer of any such item; (d) there are no interferences, challenges, proceedings or infringement suits pending or, to the knowledge of Seller or Metro, threatened, with respect to any such item; and (e) Metro has not granted a license to any other party with respect to any such item. Metro is not infringing upon the right of any other person under any patent, trademark on other intellectual property right (including rights described in Section 3.18) and, to the best knowledge of Seller and Metro, no other person is infringing upon any patent, trademark or intellectual property right (including rights described in Section 3.18) of Metro.

          3.18 Other Intangible or Intellectual Property. Metro has valid title to or the valid right to use all intangible or intellectual property used by it (including all inventions, discoveries, processes, formulae, trade secrets, unregistered copyrights, proprietary technical information and know-how, to the extent such property is not covered by
Section 3.17 hereof), free and clear of any claim, defense or right of any other person or entity.

          3.19 Necessary Property. The tangible and intangible property owned and leased by Metro and listed or described on Schedule 3.19 hereto and in the other Schedules hereto constitute all of the property and property rights owned and leased by Metro and all of the property and property rights which in any way relate to, are used in or, except as set forth on Schedule 3.19 hereto, are necessary for, the continued conduct of the respective businesses of Metro in the manner and to the extent presently conducted or planned.


          3.20 Description of Networks; Use and Condition of Property, Plant and Equipment.

          (a) Metro has the following networks in operation or under construction:

               (i) Metro's Dallas/Irving/Ft. Worth network consists of approximately 281 route miles (as of February 12, 1997) of fiber optic cable plant (with minimum and maximum fiber counts of 12 and 144, respectively) installed and operating as intended and as shown on map Exhibit A-1 delivered pursuant to Section 3.20(b), with rings in Ft. Worth, Irving and Dallas, and a transport route connecting the three markets. The Dallas/Irving/Ft. Worth network is approximately 87 miles of underground construction and the balance is aerial construction. The Dallas/Irving/Ft. Worth network passes three Southwestern Bell central offices and one GTE central office and is interconnected with all major inter-exchange carriers ("IXCs"). Metro is currently in the process of deploying a DMS-500 switch in the Dallas/Irving/Ft. Worth network and has deployed a Cascade 9000 frame relay switch in the Dallas/Irving/Ft. Worth network.

               (ii) Metro's Austin network consists of approximately 38 route miles (as of February 12, 1997) of fiber optic cable plant (with minimum and maximum fiber counts of 12 and 144, respectively) installed and operating as intended and as shown on map Exhibit A-2 delivered pursuant to Section 3.20(b), of which approximately 5.75 miles consists of underground construction and the balance is aerial construction. The Austin network passes three Southwestern Bell central offices and is interconnected with all major IXCs. Metro has ordered a DMS-500 switch for deployment in the Austin network, and has deployed a Cascade 9000 frame relay switch in the Austin network.

               (iii) Metro's San Antonio network consists of approximately 7 route miles (as of February 12, 1997) of fiber optic cable plant (with minimum and maximum fiber counts of 12 and 144, respectively) installed and operating as intended and as shown on map Exhibit A-3 delivered pursuant to Section 3.20(b), of which approximately
2.5 miles consists of underground construction and the balance is aerial construction. The San Antonio network passes three Southwestern Bell central offices and is interconnected with all major IXCs. Metro has ordered a DMS-500 switch for deployment in the San Antonio network and has deployed a Cascade 9000 frame relay switch in the San Antonio network.

               (iv) Metro's networks in Houston, Corpus Christi and Waco are planned for construction along routes indicated on maps Exhibits A-4, A-5 and A-6 hereto, respectively, delivered pursuant to Section 3.20(b). Metro has committed to order a DMS-500 switch for deployment in the Houston network.

          (b) By letter dated March 28, 1997, Metro's counsel furnished to Buyer copies of maps that reflect (i) those portions of Metro's networks for Dallas/Irving/Fort Worth, Austin and San Antonio, Texas that were built and those portions that were planned for construction as of March 27, 1997 and (ii) Metro's proposed networks for Houston, Corpus Christi and Waco, Texas as of March 27, 1997. All of Metro's fiber optic cable installed in the central business districts of Dallas/Irving/Fort Worth, Austin and San Antonio has a fiber count of 144. Each such district is labeled on the maps for these markets. In all other areas in these markets, the fiber count of Metro's fiber optic cable is less than 144.

          (c) All of the property, plant and equipment of Metro is in good operating condition and repair as required for its use in the businesses of Metro as presently conducted or planned (reasonable wear and tear excepted), and conforms in all material respects to all applicable laws, and no notice of any violation of any law, statute, ordinance or regulation relating thereto has been received by Seller or Metro except such as have been fully complied with.

          3.21 Licenses,  Rights  of  Way  and  Permits.   Set  forth  on
Schedule 3.21 hereto is a listing of each franchise, license, right of way, construction or operating permit, grant of location and carrier agreement and certification owned or held by Metro, which are all that is required for the conduct of the businesses of Metro in the manner and to the extent presently conducted or planned, showing, in each case, the name of the person, government agency or other entity issuing or granting such license, right of way, permit, grant of location and carrier agreement and certification. Such licenses, rights of way, permits, grants of location and carrier agreements and certifications are valid and in full force and effect and, except as specifically set forth on
Schedule 3.21 hereto, no termination or other penalty will result thereunder, and no consent is required thereunder, for the consummation of the transactions contemplated by this Agreement.

          3.22 Contracts   and  Commitments.   Except  as  set  forth  in
Schedule 3.22 hereto, there is not outstanding:

               (a) Any single contract or purchase order providing for an expenditure by Metro in excess of $50,000, contracts or purchase orders with the same or affiliated vendor(s) providing for an expenditure by Metro in excess of $50,000, or contracts or purchase offers in the aggregate providing for expenditures by Metro in excess of $50,000, for the purchase of any real property, machinery, equipment or other items which are in the nature of capital investment;

               (b) Any other single contract or purchase order providing for an expenditure by Metro in excess of $50,000, other contracts or purchase orders with the same or affiliated vendor(s) providing for an expenditure by Metro in excess of $50,000, or contracts or purchase offers in the aggregate providing for expenditures by Metro in excess of $50,000, for the purchase of materials, supplies, component parts or any other items or services;

               (c) Any contract, bid or offer to which Metro is a party or by which Metro is bound to provide services to third parties (i) which Seller or Metro knows or has reason to believe is at a price which would result, for more than two consecutive months, in a loss before interest, income taxes, depreciation and amortization (an "EBITDA Loss") on the providing of such services in the manner contemplated under the contract, bid or offer (e.g., Metro is not buying type-2 circuits and selling them at less than cost), (ii) which is pursuant to terms or conditions that Metro cannot reasonably expect to satisfy or fulfill in their entirety, or (iii) which involves more than $15,000 in monthly revenues or which, together with all other contracts, bids or offers to or with the same party or any affiliated parties, involves more than $30,000 in monthly revenues;

               (d) Any purchase commitment by Metro for materials, supplies, component parts or other items or services in excess of the normal, ordinary, usual and current requirements of its businesses or at a price in excess of the current reasonable market price charged to similarly situated companies;

               (e)  Any   revocable  or  irrevocable  power  of  attorney
granted by Metro to any person, firm or corporation for any purpose whatsoever;

               (f)  Any   loan  agreement,  indenture,  promissory  note,
conditional sales agreement or other similar type of agreement or instrument to which Metro is a party or by which Metro is bound;

               (g) Any arrangement or other agreement to which Metro is a party, or by which Metro is bound, which involves (i) a sharing of profits, (ii) future payments by Metro of $15,000 or more per annum to any other person, or (iii) any joint venture or similar contract or arrangement to which it is a party;

               (h)  Any     sales    agency,    sales     representation,
distributorship or franchise agreement, oral or written, to which Metro is a party or by which Metro or its businesses is bound;

               (i)  Any  contract  containing   covenants   limiting  the
freedom of Metro to compete in any line of business or with any person or in any area;

               (j) Any material contract or commitment to which Metro is a party which is or was not made in the ordinary course of its businesses; or

               (k) Any other material contract or commitment to which Metro is a party which is not cancelable without penalty on thirty (30) days notice or less and which is not specifically described on any other Schedule hereto.

          3.23 Business Relationships. No current customer of Metro, no carrier with which Metro has an interconnect agreement and no entity which since January 1, 1996 has supplied equipment or optical fiber cable to Metro has threatened in writing to cancel or otherwise terminate its relationship with Metro, except where such cancellation or termination would not have a material adverse effect upon Metro.

          3.24 No Breach of Law or Governing Documents. There is no material default under or material violation of any applicable statute, law, ordinance, decree, order, rule or regulation of any governmental body, or the provisions of any franchise, license, right of way, construction or operating permit, grant of location or carrier agreement or certification, by Metro and there is no default under or violation of any provision of the Certificate of Incorporation or By-laws of Metro or the Shareholders Agreement, Put Agreements, Employment Agreements, Metro Stock Options or Metro SARs. Except as set forth in Section 3.04 or
Schedule 3.24 hereto, no governmental permits or consents are necessary for Metro and Seller to effect the transactions contemplated hereby.

          3.25 Litigation  and  Arbitration.   Except  as  set  forth  on
Schedule 3.25 hereto, there is no suit, claim, action or proceeding now pending or, to the best knowledge of Seller or Metro, threatened before any court, grand jury, administrative or regulatory body, governmental agency, arbitration or mediation panel or similar body, to which Metro is a party or which may result in any judgment, order, decree, liability, award or other determination against Metro which, if determined adversely to Metro, would individually or in the aggregate have a material adverse effect on Metro or which will prevent or hamper the consummation of the transactions contemplated by this Agreement. No such judgment, order, decree or award has been entered against Metro which has, or could have, any continuing effect.

          3.26 Employees  and  Consultants.   Set forth on  Schedule 3.26
hereto is a complete list of:

               () all employees of Metro (including all employees of Century Service Group, Inc. that devote all of their working time to Metro)who earn $25,000 or more per year; and

               () all agents and consultants to Metro;

together, in each case, with the current rate of compensation payable to each.

          3.27 Indebtedness to and from Shareholders and Others. Except as set forth on Schedule 3.27 hereto, Metro is not indebted to any of its Shareholders or, except for amounts due as normal salaries, wages and bonuses and in reimbursement of ordinary expenses on a current basis, any of its officers, employees or agents, and no Shareholder, officer, employee or agent of Metro is indebted to it except for advancements for ordinary business expenses in a nominal amount.

          3.28 Outside  Financial  Interests.  Except  as  set  forth  on
Schedule 3.28 hereto, neither Seller nor any director or officer of Seller or Metro has any direct or indirect financial interest in any competitor, supplier or customer of Metro other than ownership of passive investments constituting not more than 1% of the outstanding securities of publicly-traded companies.

          3.29 Payments, Compensation and Perquisites of Agents, Consultants and Others. All payments to agents, consultants and others made by Metro have been in payment of bona fide fees and commissions and not as illegal or improper payments. Metro has properly and accurately reflected on its books and records all compensation paid to and perquisites provided to its agents, consultants and others. Such compensation and perquisites have been properly and accurately disclosed in the public or private reports, records and filings of Metro, to the extent required by law.

          3.30 Labor Agreements, Employee Benefit Plans, and Employment Agreements. Except as set forth on Schedule 3.30 hereto, Metro is not a party to (a) any union collective bargaining, works council or similar agreement or arrangement, (b) any qualified or non-qualified pension, retirement, profit-sharing, deferred compensation, bonus, stock option, stock purchase, retainer, consulting, health, welfare or incentive plan or agreement whether legally binding or not, (c) any plan or policy providing for employee benefits, including but not limited to vacation, disability, sick leave, medical, hospitalization, life and other insurance plans, and related benefits, or (d) any employment agreement. True, correct and complete copies of all documents creating or evidencing any agreement, arrangement, plan or policy listed on Schedule 3.30 have been delivered or made available to Buyer. Except as set forth on
Schedule 3.30 hereto, there are no negotiations, demands or proposals which are pending or which have occurred since January 1, 1997 which concern matters now covered, or that would be covered, by the type of agreements, arrangements, plans or policies listed in this Section.

          3.31 ERISA.

          (a) All employee benefit plans disclosed on Schedule 3.30 (collectively, "Plans") comply in all material respects with, and have been operated and maintained in compliance with, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other applicable laws and regulations, to the extent applicable. No
"reportable event" (as defined in Section 4043(b) of ERISA) or "prohibited transaction" (as defined in Section 4975(c)(1) of the IRC, or Section 406 of ERISA) has occurred with respect to any Plan, and, except as may result from the Merger, there is no fact or circumstance which may lead to the occurrence of any reportable event or prohibited transaction. With respect to each Plan:

               (i) All minimum funding standards of ERISA and the IRC have been complied with, without waiver thereof;

               (ii) Full payment has been made of all amounts which are required and due under the terms of each Plan, and full payment will be made of all amounts which are required and due through the date of the Closing;

               (iii) No "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the IRC) exists, and there has been no waiver thereof applied for or granted;

               (iv) The "current value" of the assets of each Plan does, and at the Effective Time will, exceed the "present value" of all "accrued benefits" thereunder (as such terms are defined in Section 3 of ERISA);

               (v) Metro has not incurred any liability to the PBGC, and there exists no fact or circumstance which may result in any such liability; and

               (vi) The statements of assets and liabilities of each audited Plan as of December 31, 1995 and the statements of changes in fund balances and in financial position and the statements of changes in net assets available for benefits under such Plan for such fiscal year, copies of which have been furnished or made available to Buyer, fairly present in all material respects the financial condition of such Plan as at such date and the results of operations thereof for the year ended on such date, all in accordance with GAAP applied on a consistent basis. The Plans for which separate audited statements are not available from Metro are identified on Schedule 3.30. All expenses and liabilities relating to all of the Plans have been and will be on the Effective Date fully and properly accrued on Metro's books and records.

          (b) Neither Metro nor any of its affiliates is presently a party to or participant in any multi-employer plan (as defined in Section 3(37) of ERISA).

          3.32 Terminated Plans. Neither Metro nor any of its affiliates has terminated or taken action to terminate any Plan and neither Metro nor any of its affiliates has any liability to any person or entity, including without limitation the PBGC, any other governmental agency or any participant in or beneficiary of any such Plan. Neither Metro nor any of its affiliates is liable for any excise, income or other tax or penalty as a result of any such termination.

          3.33 Overtime, Back Wages, Vacation and Minimum Wages. Except as set forth on Schedule 3.33 hereto, no present or former employee of Metro has any claim against Metro (whether under U.S., federal, state or local law, foreign law, any employment agreement, or otherwise) on account of or for (a) overtime pay, other than overtime pay for the current payroll period, (b) wages or salary (excluding current bonus accruals and amounts accruing under pension and profit-sharing plans) for any period other than the current payroll period, (c) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current fiscal year, or (d) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work.

          3.34 Discrimination and Occupational Safety and Health. Except as set forth on Schedule 3.25 hereto, no person or party (including, but not limited to, governmental agencies of any kind) has any claim, or basis for any action or proceeding, against Metro arising out of any statute, ordinance or regulation relating to discrimination in employment or employment practices or occupational safety and health standards. Metro has not received any notice from any U.S. federal, state, local or foreign governmental entity alleging a claim of discrimination in employment or employment practices or a violation of occupational safety or health standards.

          3.35 Alien Employment Eligibility. With respect to each person employed by Metro since its inception, (a) Metro has hired such person in compliance with the Immigration Reform and Control Act of 1986 and the rules and regulations thereunder ("IRCA") and (b) Metro has complied in all material respects with all recordkeeping and other regulatory requirements under IRCA.

          3.36 Labor Disputes; Unfair Labor Practices. There is neither pending nor, to the best knowledge of Seller and Metro, threatened any labor dispute, strike or work stoppage which affects or which may affect the businesses of Metro. Neither Metro nor any of its agents, representatives or employees has committed any unfair labor practice as defined in the National Labor Relations Act of 1947, as amended. There is not now pending or, to the best knowledge of Seller and Metro, threatened any charge or complaint against Metro by the National Labor Relations Board, any state or local labor or employment agency or any representative thereof, and the execution of this Agreement and the Merger hereunder will not result in any such charge or complaint.

          3.37 Insurance Policies. Set forth on Schedule 3.37 hereto is a list of all insurance policies and bonds in force covering or relating to any of the properties, assets or businesses of Metro. Policies therein described evidence insurance in such amounts and against such risks and losses as are generally maintained with respect to comparable businesses and properties.

          3.38 Environmental Matters.

          () There is no investigation, inquiry and other proceeding now pending or, to the knowledge of Seller or Metro, threatened by any U.S. federal, state or local governmental entity or any foreign governmental entity with respect to the properties, assets or businesses of Metro in connection with the actual or alleged failure to comply with any requirement of any law, regulation or ordinance relating to air or water quality, waste management, hazardous or toxic substances, or the protection of health or the environment.

          () Metro does not generate, handle, transport or dispose of any hazardous substances, hazardous wastes, hazardous materials or toxic substances, as defined under applicable environmental laws (collectively, "waste materials") and there is no waste disposal, treatment or storage site used by Metro.

          ()   Metro  has  not engaged any person, firm,  corporation  or other entity to handle, transport or dispose of waste materials for Metro.

          () Metro has maintained all documents and records and made all filings required by, and has otherwise fully complied with, all applicable laws, regulations and ordinances relating to air or water quality, waste management, hazardous or toxic substances, and the protection of health or the environment. To the best knowledge of Seller and Metro and except as provided in Schedule 3.38 hereto, none of the properties leased by Metro or otherwise used in connection with its business is contaminated with any hazardous waste or substance.

          3.39 Broker's Fees. Neither Seller, Metro nor any of their respective affiliates has retained any broker, finder or agent or agreed to pay any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement.

          3.40 Foreign Assets. Metro does not have any interest in any real property or tangible or intangible personal property located outside of the United States, including any stock, securities or investments in, claims against, or receivables from any entity or person with substantially all of its property or business so located.

          3.41 Truthfulness. No representation or warranty of Seller herein and no statement or information contained or referenced in any Schedule delivered by Metro or Seller pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.


                            ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB

          Buyer and Sub hereby make the following representations and warranties to Seller.

          4.01 Corporate Existence. Each of Buyer and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (i) has the corporate power and authority to own and use its properties and to transact the business in which it is engaged and to consummate the transactions contemplated hereby and (ii) holds all of the franchises, licenses, rights of way, operating permits, grants of location and carrier agreements and certifications necessary and required therefor, except where the failure to hold any such rights would not have a material adverse effect upon Buyer. Sub is duly licensed or qualified to do business and is in good standing in the State of Texas.

          4.02 Approval of Agreement. The execution, delivery and performance of this Agreement by Buyer and Sub has been duly authorized and approved by all necessary corporate action on the part of Buyer and Sub. Pursuant to such authorizations and approvals, each of Buyer and Sub has full power and authority to enter into this Agreement and to perform its obligations hereunder. Subject to compliance with the filing and waiting period requirements under the H-S-R Act and the filing and recordation of the Certificate of Merger, neither the execution and delivery by Buyer or Sub of this Agreement nor the performance by Buyer or Sub of its obligations hereunder does or will (i) conflict with or result in any violation of or constitute a breach of any provision of the Certificate of Incorporation or By-Laws of Buyer or Sub and, except as set forth in any of the Schedules delivered under this Article, the franchises, licenses, rights of way, permits, grants of location and carrier agreements and certifications of Buyer or Sub, or any indenture, evidence of indebtedness or other agreement to which Buyer or Sub is a party or by which Buyer or Sub is bound, (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against or binding upon Buyer or Sub or (iii) constitute a violation by Buyer or Sub of any applicable law or regulation.

          4.03 Outstanding Shares of Capital Stock. The authorized capital stock of Buyer consists of 50,000,000 shares of Buyer Common Stock, of which 32,672,579 shares were issued and outstanding as of February 28, 1997, and 1,040,012 shares of preferred stock, par value $0.01 per share, none of which are issued and outstanding, and no shares of any capital stock are held by Buyer in its treasury. All of the outstanding shares of Buyer Common Stock are duly authorized and validly issued, fully paid and non-assessable and free of preemptive rights. Except as described in Buyer's Prospectus dated March 20, 1997 filed as part of Buyer's Registration Statement No. 333-21223 on Form S-4 under the Securities Act and attached as Schedule 4.03 hereto (the "Prospectus"), and options granted pursuant to Buyer's employee stock plans since February 28, 1997, no subscription, warrant, option or other right to purchase or acquire any shares of any class of capital stock of Buyer or securities convertible into or exchangeable for shares of such capital stock is authorized or outstanding, and there is no commitment of Buyer to issue any such shares, warrants, options or other such rights or securities. Except as described in the Prospectus, there are no agreements, arrangements, rights or commitments of any character relating to the issuance, sale, purchase or redemption, or restricting the transfer, of, or the declaration or payment of dividends on, any shares of capital stock of Buyer.

          4.04 Authorization and Issuance of Stock Consideration and Buyer Stock Options. The issuance of the Stock Consideration and Buyer Stock Options as contemplated by this Agreement have been duly authorized and, upon delivery to the Seller and to the other holders of Metro Common Stock of certificates for the Stock Consideration in exchange for the shares of Metro Common Stock and, upon delivery to the holders of Metro Stock Options of the Buyer Stock Options in exchange for their respective Metro Stock Options in accordance with the terms hereof, the Stock Consideration will have been validly issued, fully paid and non-assessable, and free of preemptive rights, and, if and when the shares of Buyer Common Stock issuable upon exercise of the Buyer Stock Options are issued and delivered against payment therefor as provided in such Buyer Stock Options, such shares of Buyer Common Stock will be validly issued, fully paid and non-assessable and free of preemptive rights.

          4.05 Books and Records. The books of account, stock record books, minute books, bank accounts and other corporate records of Buyer have been made available to Metro and Seller and are true, correct and complete in all material respects, have been maintained in accordance with sound business practices and the matters contained therein are accurately reflected in the Buyer's December Financial Statements (as hereinafter defined) to the extent appropriate.

          4.06 Financial Statements. The consolidated balance sheet of Buyer as of December 31, 1996 ("Buyer's December Balance Sheet"), and the related consolidated statements of operations, changes in shareholders' equity and cash flow for the year then ended (collectively, "Buyer's December Financial Statements") set forth in the Prospectus are true, complete and correct in all material respects, have been prepared in conformity with GAAP consistently applied, and present fairly in all material respects the consolidated financial position of Buyer at December 31, 1996 and the consolidated results of operations of Buyer for the year then ended. Without limiting the foregoing, all of the consolidated assets and liabilities of Buyer at December 31, 1996 have been properly reflected on Buyer's December Balance Sheet in accordance with GAAP.

          4.07 Events Subsequent to December 31, 1996. Except as set forth on Schedule 4.07 hereto or described in the Prospectus, since December 31, 1996, there has been no (a) change in the business, condition (financial or otherwise), operations, prospects, assets or liabilities of Buyer, other than changes in the ordinary course of business, none of which have been materially adverse, (b) material damage, destruction or loss, whether covered by insurance or not, affecting any of the assets of Buyer or any of its subsidiaries, (c) declaration, setting aside or payment of any dividend or other distribution in respect of or to the holder of any of the shares of the capital stock of Buyer, (d) issuance of any stock or other securities by Buyer (except upon exercise of options granted pursuant to Buyer's 1993 Stock Option Plan), (e) waiver of any rights or suffering of any losses by Buyer or any of its subsidiaries, except in the ordinary course of business, none of which have been materially adverse, or (f) entering into any transaction by Buyer or any of its subsidiaries other than in the ordinary course of business.

          4.08 No Undisclosed Liabilities. Buyer does not have any liabilities or obligations whatsoever, either accrued, absolute, contingent or otherwise, and Buyer knows of no basis for any claim against Buyer or any of its subsidiaries for any liability or obligation, except (a) to the extent set forth or reflected on the Buyer's December Balance Sheet, or (b) to the extent specifically set forth on any Schedule delivered by Buyer pursuant hereto or otherwise described in this Article IV, or (c) liabilities or obligations incurred in the normal and ordinary course of business since December 31, 1996, none of which liabilities or obligations since December 31, 1996 have been materially adverse.

          4.09 No Breach of Law or Governing Documents. There is no material default under or violation of any applicable statute, law, ordinance, decree, order, rule or regulation of any governmental body, or the provisions of any franchise, license, right of way, construction or operating permit, grant of location or carrier agreement or certification, by Buyer or any of its subsidiaries and there is no default under or violation of the Certificate of Incorporation or By-laws of Buyer or Sub. Except as set forth in Sections 3.24 and 4.02, no governmental permits or consents are necessary for Buyer and Sub to effect the transactions contemplated hereby.

          4.10 Litigation and Arbitration. Except as described in the Prospectus, there is no suit, claim, action or proceeding now pending or, to the best knowledge of Buyer, threatened before any court, grand jury, administrative or regulatory body, governmental agency, arbitration or mediation panel or similar body, to which Buyer or any of its subsidiaries is a party or which may result in any judgment, order, decree, liability, award or other determination against Buyer or any of its subsidiaries which, if determined adversely to Buyer or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on Buyer or which will prevent or hinder the consummation of the transactions contemplated by this Agreement. No such judgment, order, decree or award has been entered against Buyer which has, or could have, any continuing effect.

          4.11 Tax Returns and Audit. Buyer has filed, or caused to be filed, on a timely basis with the appropriate agencies all U.S. federal, state, local, foreign and other tax returns and tax reports required by law to be filed by or with respect to Buyer and each of its employees and employee benefit plans, and, except as set forth on Schedule 4.11 hereto,
(a) such returns and reports are true, complete and correct, (b) no audit or investigation of Buyer or any such returns or reports is in progress, pending or threatened, (c) all Taxes due from Buyer have been fully paid or accrued, (d) there exists no unpaid Tax or Tax deficiency assessed by any governmental authority against Buyer or with respect to its businesses, (e) to the best knowledge of Buyer, there exist no grounds for the assertion or assessment of any additional Taxes against Buyer or with respect to its businesses, and (f) no waiver of any statute of limitations has been given and is in effect in respect to the assessment of any Taxes against Buyer.

          4.12 Licenses, Rights of Way and Permits. Buyer and its subsidiaries hold all licenses, rights of way, operating permits, grants of location and carrier agreements and certifications which are required for the conduct of the businesses of Buyer and its subsidiaries in all material respects in the manner and to the extent presently conducted.

Such licenses, rights of way, permits, grants of location and carrier agreements and certifications are valid and in full force and effect and, except as specifically set forth on Schedule 4.12 hereto, no termination or other penalty will result thereunder, and no consent is required thereunder, for the consummation of the transactions contemplated by this Agreement.

          4.13 Business Relationships. No current customer of Buyer or any of its Subsidiaries, no carrier with which Buyer or any of its subsidiaries has an interconnect agreement and no entity which since January 1, 1996 has supplied network equipment or optical fiber cable to Buyer or any of its subsidiaries has threatened in writing to cancel or otherwise terminate its relationship with Buyer or any of its subsidiaries, except where such cancellation or termination would not have a material adverse effect on Buyer.

          4.14 Environmental Matters.

               (a) There is no investigation, inquiry and other proceeding now pending or, to the knowledge of such Buyer, threatened by any U.S. federal, state or local governmental entity or any foreign governmental entity with respect to the properties, assets or businesses of Buyer or any of its subsidiaries in connection with the actual or alleged failure to comply with any requirement of any law, regulation or ordinance relating to air or water quality, waste management, hazardous or toxic substances, or the protection of health or the environment.

               (b) Neither Buyer nor any of its subsidiaries generates, handles, transports or deposes of any hazardous substances, hazardous wastes, hazardous materials or toxic substances, as defined under applicable environmental laws (collectively, "waste materials").

               (c) Neither Buyer nor any of its subsidiaries has engaged any person, firm, corporation or other entity to handle, transport or dispose of waste materials.

               (d) Buyer and its subsidiaries have maintained all documents and records and made all filings required by, and has otherwise fully complied with, all applicable laws, regulations and ordinances relating to air or water quality, waste management, hazardous or toxic substances, and the protection of health or the environment. To the best knowledge of Buyer, none of the properties owned or leased by Buyer or any of its subsidiaries or otherwise used in connection with any of their respective businesses is contaminated with any hazardous waste or substance.

          4.15 Broker's Fees. Neither Buyer nor Sub nor any of their respective affiliates has retained any broker, finder or agent or agreed to pay any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement.

          4.16 Buyer's SEC Reports. The Prospectus and each report filed by Buyer with the Securities and Exchange Commission ("SEC Reports") pursuant to Section 13 or 14(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since May 2, 1996 complied as to form in all material respects with each applicable provision of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder and did not as of such date contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading. Each SEC Report to be filed by Buyer between the date of this Agreement and the Effective Time will comply as to form in all material respects with each applicable provision of the Exchange Act and the rules and regulations promulgated thereunder and will not as of such date contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

          4.17 Truthfulness. No representation or warranty of Buyer or Sub herein and no statement or information contained or referenced in any Schedule delivered by Buyer or Sub pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.


                                ARTICLE V
                           COVENANTS OF SELLER

          Seller covenants and agrees with Buyer that, from and after the date of this Agreement and until the Effective Time, Seller will cause Metro to conduct the businesses of Metro subject to the following provisions and limitations:

          5.01 Operation  of the Business.   Without  the  prior  written
consent of Buyer, Metro will not:

              (a) Grant any increase in the rate of pay of any of its officers, employees or agents, enter into or increase the benefits provided under any bonus, profit-sharing, incentive compensation, pension, retirement, medical, hospitalization, life insurance or other insurance plan or plans, or other contracts or commitments, or in any other way increase in any amount the benefits or compensation of any such officer, employee or agent;

              (b) Enter into any employment contract or collective bargaining agreement;

              (c) Enter into any material contract or commitment or engage in any transaction which is not in the usual and ordinary course of its business or which is inconsistent with past practices;

              (d) Sell, transfer, assign or permit to expire or be canceled any license, right of way, permit, grant of location or carrier agreement or certification;

              (e) Sell or dispose of or encumber any material amount of assets;

              (f) Make, or enter into any contract for, any capital expenditure or enter into any lease of capital equipment or real estate not contemplated by Metro's 1997 capital or operating budget which involves more than $50,000 or enter into any series of such contracts with any one party or affiliated group of parties involving more than $50,000 in the aggregate;

              (g) Enter into any contract, whether for the purchase or sale of materials, supplies, component parts or other items or services or otherwise, and whether in the ordinary course of its business or otherwise, not contemplated by Metro's 1997 capital or operating budget which involves more than $50,000 or enter into any series of such contracts with any one party or affiliated group of parties involving more than $50,000 in the aggregate;

              (h) Create, assume, incur or guarantee any indebtedness for borrowed money, other than indebtedness for money borrowed from Seller which, if borrowed after March 31, 1997 with Buyer's prior approval, Buyer agrees at the time of borrowing to repay said borrowing pursuant to Section 1.11;

              (i) Except as required by Section 1.08 hereof or upon exercise of Metro Stock Options, declare or pay any distribution in respect of, or make any sale of, its equity interests or directly or indirectly redeem, purchase or otherwise acquire any of its equity interests;

              (j) Change any accounting procedures or practices or its financial structure or make any new elections with respect to Taxes or any changes in current elections with respect to Taxes;

              (k) Perform any act, or attempt to do any act, or permit any act or omission to act, which will cause a breach of any material contract, commitment or obligation to which it is a party;

              (l) Except in the ordinary course of its business and consistent with its past practices, take any other action or incur any other liability or obligation in excess of $250,000 (other than a liability for which Seller agrees in writing at Closing to fully indemnify the Buyer, without regard to any of the limitations in
Section 10.05 hereof) which, if taken or incurred prior to the date of this Agreement, would be required to be disclosed on any of Seller's Schedules hereto; or

              (m) Authorize, agree or become committed to do or take any of the foregoing actions.

          5.02 Preservation of Business. Metro will carry on its businesses diligently and substantially in the same manner as heretofore conducted and keep its business organization intact, including its present employees (except as may occur in the ordinary course of business) and present relationships with suppliers and customers and others having business relations with it (except as may occur in the ordinary course of business). Metro will at all times maintain in inventory quantities of component parts and other supplies and materials sufficient to allow the Surviving Corporation to continue to operate its businesses and complete its construction plans, after the Effective Time, free from any shortage of such items.

          5.03 Insurance and Maintenance of Property. All of the property owned or leased by Metro will be insured against all ordinary and insurable risks pursuant to the policies listed on Schedule 3.37 hereto or replacement policies and Metro will operate, maintain and repair all of its property in a careful, prudent and efficient manner.

          5.04 Full Access. Representatives of Buyer shall have full access at all reasonable times to all premises, properties, books, records, contracts, tax records and documents of Metro and Metro will furnish to Buyer any information with respect thereto as Buyer may from time to time request. Such examination and investigation by Buyer shall not affect the warranties and representations of the Seller contained in this Agreement; provided, however, that if any executive officer of Buyer is finally held by a trier of fact or an arbitrator to have knowingly breached its covenant under Section 6.07(a)(v), then Seller shall be relieved of any liability for any unintentional breach discovered, but not disclosed, by Buyer.

          5.05 Books,   Records  and  Financial  Statements.  Metro  will
maintain its books and financial records in accordance with GAAP consistently applied, and on a basis consistent with its past practices. Said books and financial records shall fairly and accurately reflect the operations of the respective businesses of Metro in all material respects. Metro shall furnish to Buyer promptly, as available, financial statements and operating reports applicable to Metro since December 31, 1996, all of which shall be prepared in accordance with GAAP consistently applied and shall present fairly in all material respects, the financial position and results of operations of Metro at the dates and for the periods indicated.

          5.06 Other Governmental Filings. Seller and Metro will cooperate with Buyer in making, as soon as practicable following the execution hereof, all filings required by any governmental agency and to obtain as promptly as practicable all required waivers, consents and approvals from governmental agencies and others in connection with the transactions contemplated by this Agreement. All information provided by Seller and Metro in connection with such filings and requests for waivers, consents and approvals will be true, accurate and complete and will comply with all applicable laws and regulations and contractual requirements.

          5.07 Third Party Offers and Negotiations. Seller shall not and shall not permit Metro to entertain any offer from or negotiate with any other party with respect to the sale or acquisition of any shares of the capital stock or any material asset of Metro.

          5.08 Employees of the Companies. Neither Seller nor any of its affiliates, successors or assigns will, at any time prior to the first anniversary of the Effective Time, directly or indirectly, without the express written consent of Buyer, solicit or encourage any employee of Metro to leave the employment of Metro or hire any employee of Metro or any person who was an employee of Metro at any time after January 1, 1996 (other than the persons identified in the letter dated March 24, 1997 from W. Bruce Hanks to James C. Allen or any person whose employment is involuntarily terminated by the Surviving Corporation following the Effective Time). As used in this Section 5.08 and elsewhere in this Agreement, the term "affiliates" of Seller means each "affiliate" of Seller as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

          5.09 Tax Matters.

               (a)  All  income, deductions, losses, gains and credits of
Metro incurred on or prior to the date which includes the Effective Time shall be reportable on the consolidated return of Seller. Upon Seller's reasonable request, Buyer will afford Seller and its representatives access to the books and records of Metro for purposes of preparing federal and state income Tax returns and reports (including any amendments to previously filed returns and reports) for all Tax periods of Metro ending on or prior to the Effective Time. Seller shall prepare (or cause to be prepared) and file (or cause to be filed) all federal and state income Tax returns and reports (including any amended returns and reports) for all such periods. Seller shall provide Buyer and its representatives with copies of each such completed return and report (and amended return and report) (except that in the case of such consolidated federal return and report of Seller, only the schedules relating to Metro included in the Seller consolidated federal return need be provided) and, a statement certifying the amounts of Tax shown thereon which are payable by Metro, if any, at least twenty (20) business days prior to the due date for the filing thereof. Each such return and report shall be true, correct and complete. Any Taxes shown to be due or payable by Metro on any such returns and reports shall be paid by Metro, provided that the Seller shall pay to Metro any amount that is not accrued as a liability on the March Balance Sheet no later than five (5) business days before the due date for payment of such Taxes.

               (b) In the event of an audit or investigation of any Tax return or report (a "Pre-Closing Action") of Metro (or of Seller which relates in any way to Metro) with respect to any of the operations or activities of Metro on or prior to the Effective Time or any claim or demand for any additional Tax with respect thereto, Seller shall provide Buyer with such factual information which Seller possesses as Buyer may request with respect thereto and shall otherwise provide such assistance as Buyer may request in connection with such audit or investigation. Seller may control the defense and settlement of any issues arising as a result of any such audit or investigation unless such issue may impact upon any Tax of Buyer or Metro which is attributable to periods ending after the Effective Time (in which event the defense and settlement thereof shall be shared by Buyer and Seller). Each party shall provide the other with such factual information which it possesses and shall otherwise provide such assistance as the other may reasonably request in connection with the defense and settlement of any such matter.

               (c) If any adjustment is made in a Pre-Closing Action of Metro (or of Seller which relates in any way to Metro) resulting in a deficiency which would have required a larger Tax payment by Metro if such adjustment had been included in the original return, and such deficiency represents a permanent difference in Tax liability, the Seller shall be solely responsible for such deficiency. If the deficiency represents a timing difference in Tax liability, the Seller will pay to Buyer an amount equal to the Tax liability net of any future Tax benefit to the Surviving Corporation, in each case discounted to present value on the date of payment from the due date of such future Tax liability and Tax benefit at the rate of 9% per annum.

               (d) If any adjustment is made in a Pre-Closing Action of Metro (or of Seller which relates in any way to Metro) resulting in a refund or credit, and such adjustment does not affect the future Tax liability of the Surviving Corporation, the refund or credit shall be retained by or paid to the Seller. If any adjustment is made which increases the future Tax liability of the Surviving Corporation, Seller will pay to Buyer an amount equal to the amount of such future Tax liability discounted to present value on the date of payment from the due date of such future Tax liability at the rate of 9% per annum.

               (e) Seller shall maintain and preserve their records with respect to Metro for at least ten (10) years after the Effective Time and until any outstanding claims in respect of Taxes for any period or periods ending on or prior to the Effective Time are resolved.

          5.10 Notification of Certain Matters.

          (a) Each of Seller and/or Metro shall give prompt written notice to Buyer of (i) the occurrence, or failure to occur, of any event which will be likely to cause any representation or warranty of Seller contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time, (ii) any failure of Seller to comply with or satisfy any covenant or agreement to be complied with or satisfied by it under this Agreement or the inability of the Seller to satisfy any condition specified in Article VIII, (iii) any claim, action, proceeding or investigation commenced or threatened, involving or affecting Metro or any of its properties, assets, or businesses, (iv) any material adverse change in the business, condition (financial or otherwise), operations, prospects, assets or liabilities of Metro or the occurrence of an event known to any Seller and/or Metro which, so far as reasonably can be foreseen at the time of its occurrence, would result in any such change, and (v) the discovery by Seller, through Seller's performance of its due diligence in connection with this Agreement, of any fact or circumstance relating to the business or operations of Buyer or any of its subsidiaries which leads the Seller to determine in good faith that any representation of Buyer or Sub contained in this Agreement is, or is reasonably likely to be, untrue or inaccurate at any time from the date hereof to the Effective Time.

          (b) In addition to, and not in lieu of, the foregoing, Seller shall deliver to Buyer a true and complete schedule of changes (the "Seller Update Schedule") to any of the information contained in the Seller's Schedules to this Agreement (including changes to any of the representations or warranties of Seller in Article III hereof as to which no Schedules have been created as of the date hereof but as to which a Schedule would have been required hereunder to have been created on or before the date hereof if such changes had existed on the date hereof) in writing to Buyer, dated within five business days of the Effective Time, together with a certificate executed by an authorized officer of Seller stating that he has supervised or conducted a reasonable investigation necessary for purposes of such certificate and certifying as to the accuracy and completeness of such Seller Update Schedule.

                            ARTICLE VI
                       COVENANTS OF BUYER

          From and after the date of this Agreement and until the Effective Time, Buyer and Sub covenant and agree with Metro as follows:

          6.01 Operation  of  the  Business.   Without the prior  written
consent of Metro, neither Buyer nor any of its subsidiaries will:

               (a) Enter into any material contract or commitment or engage in any transaction which is not in the usual and ordinary course of its business or which is inconsistent with past practices;

               (b) Sell, transfer, assign or permit to expire or be canceled any license, right of way, permit, grant of location or carrier agreement or certification, other than pursuant to currently outstanding credit facilities described in the Prospectus or in connection with an additional senior secured bank credit facility in an aggregate principal amount of up to $300 million;

               (c) Sell or dispose of or encumber any material amount of assets other than pursuant to currently outstanding credit facilities described in the Prospectus or in connection with an additional senior secured bank credit facility in an aggregate principal amount of up to $300 million;

               (d) Create, assume, incur or guarantee any indebtedness for borrowed money other than pursuant to currently outstanding credit facilities described in the Prospectus or in connection with an additional senior secured bank credit facility in an aggregate principal amount of up to $300 million;

               (e) In the case of Buyer, (i) declare, set aside or pay any dividends on or make any other distributions in respect of the Buyer Common Stock, (ii) split, combine, reclassify or take similar action with respect to the Buyer Common Stock or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for the Buyer Common Stock or (iii) adopt a plan of complete or partial liquidation or dissolution or any recapitalization affecting the Buyer Common Stock;

               (f) In the case of Buyer and except upon exercise of outstanding warrants or commitments described in the Prospectus or upon exercise of Buyer Stock Options, make any sale of its equity interests or directly or indirectly redeem, purchase or otherwise acquire any of its equity interests;

               (g) Change any accounting procedures or practices or its financial structure or make any new elections with respect to Taxes or any changes in current elections with respect to Taxes;

               (h) Perform any act, or attempt to do any act, or permit any act or omission to act, which will cause a breach of any material contract, commitment or obligation to which it is a party;

               (i) Except in the ordinary course of its business and consistent with its past practices, take any other action or incur any other liability or obligation in excess of $2,500,000 which, if taken or incurred prior to the date of this Agreement, would be required to be disclosed on any of Buyer's Schedules hereto; or

               (j) Authorize, agree or become committed to take any of the foregoing actions.

          6.02 Preservation of Business. Buyer and its subsidiaries will carry on their respective businesses diligently and substantially in the same manner as heretofore conducted and keep their respective business organizations intact, including their respective present employees (except as may occur in the ordinary course of business) and present relationships with suppliers and customers and others having business relations with them (except as may occur in the ordinary course of business).

          6.03 Insurance and Maintenance of Property. All of the property owned or leased by Buyer and its subsidiaries will be insured against all ordinary and insurable risks and Buyer and its subsidiaries will operate, maintain and repair all of their respective property in a careful, prudent and efficient manner.

          6.04 Full Access. Metro and Seller and their representatives shall have full access at all reasonable times to all premises, properties, books, records, contracts, tax records and documents of Buyer and its subsidiaries and Buyer and its subsidiaries will furnish to Seller any information with respect thereto as Seller may from time to time request. Such examination and investigation by Metro and Seller shall not affect the warranties and representations of the Buyer and Sub contained in this Agreement; provided, however, that if any executive officer of Metro or Seller is finally held by a trier of fact or an arbitrator to have knowingly breached its covenant under Section 5.10(a)(v), then Buyer shall be relieved of liability for any unintentional breach discovered, but not disclosed, by Metro or Seller, as the case may be.

          6.05 Books, Records and Financial Statements. Buyer will maintain its consolidated books and financial records in accordance with GAAP consistently applied, and on a basis consistent with its past practices. Said books and financial records shall fairly and accurately reflect the consolidated operations of the respective businesses of Buyer in all material respects. Buyer shall furnish to Seller promptly, as available, all SEC Reports filed by Buyer between the date hereof and the Effective Time, including quarterly consolidated financial statements of Buyer since the date of Buyer's December Financial Statements, all of which shall be prepared in accordance with GAAP consistently applied and shall present fairly in all material respects the consolidated financial position and results of operations of Buyer at the dates and for the periods indicated.

          6.06 Other Governmental Filings. Buyer and Sub will cooperate with Seller and Metro in making, as soon as practicable following the execution hereof, all filings required by any governmental agency and to obtain as promptly as practicable all required waivers, consents and approvals from governmental agencies and others in connection with the transactions contemplated by this Agreement. All information provided by Buyer and Sub in connection with such filings and requests for waivers, consents and approvals will be true, accurate and complete and will comply with all applicable laws and regulations and contractual requirements. Buyer shall use its best efforts to have the Stock Consideration approved for listing on the Nasdaq National Market System, upon official notice of issuance.

          6.07 Notification of Certain Matters.

          (a) Buyer or Sub, as the case may be, shall give prompt written notice to Metro and Seller of (i) the occurrence, or failure to occur, of any event which will be likely to cause any representation or warranty of Buyer or Sub contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time,
(ii) any failure of Buyer or Sub to comply with or satisfy any covenant or agreement to be complied with or satisfied by it under this Agreement or the inability of Buyer to satisfy any condition specified in Article IX, (iii) any claim, action, proceeding or investigation commenced or threatened, involving or affecting Buyer or any of its subsidiaries or any of their respective properties, assets, or businesses, (iv) any material adverse change in the consolidated business, condition (financial or otherwise), operations, prospects, assets or liabilities of Buyer or the occurrence of an event known to Buyer which, so far as reasonably can be foreseen at the time of its occurrence, would result in any such change, and (v) the discovery by Buyer, either through Buyer's performance of its due diligence in connection with this Agreement or through Buyer's performance of its obligations under the Management Agreement, of any fact or circumstance relating to Metro's businesses or operations which leads Buyer to determine in good faith that any representation of Seller contained in this Agreement is or is reasonably likely to be untrue or inaccurate at any time from the date hereof to the Effective Time.

          (b) In addition to, and not in lieu of, the foregoing, Buyer shall deliver to Metro and Seller a true and complete schedule of changes (the "Buyer Update Schedule") to any of the information contained in Buyer's Schedules to this Agreement (including any changes to any of the representations or warranties of Buyer or Sub in Article IV hereof as to which no Schedules have been created as of the date hereof but as to which a Schedule would have been required hereunder to have been created on or before the date hereof if such changes had existed on the date hereof) in writing to Metro and Seller, dated within five business days of the Effective Time, together with a certificate executed by an authorized officer of Buyer stating that he has supervised or conducted a reasonable investigation necessary for purposes of such certificate and certifying as to the accuracy and completeness of such Buyer Update Schedule.

                               ARTICLE VII
                        COVENANTS NOT TO COMPETE

          (a) Seller acknowledges and agrees that the value to Buyer of the transactions provided for herein would be substantially diminished if Seller (or any of its affiliates, successors or assigns) were to enter into business activities competitive with those of Metro for a reasonable period following the Effective Time. Consequently, as an inducement to Buyer to enter into this Agreement, which Seller acknowledges benefits it, and in consideration of the payments, promises and representations of Buyer under this Agreement, Seller covenants and agrees, for the benefit of Buyer and the Surviving Corporation, that neither Seller nor any of its affiliates, successors or assigns will engage in, or have any interest in, directly or indirectly, any other person, firm, corporation or other entity engaged in, for a period of three (3) years following the Effective Time, any competitive local telecommunications exchange business in any of the counties in the State of Texas listed on Schedule
7.00 hereto, except that (i) in relation to Seller's local telephone operations in Lake Dallas, San Marcos and Mustang Island, Texas, Seller and its affiliates, successors and assigns (referred to below collectively as "Century" for purposes of this Article VII) shall be entitled to continue to offer service within their franchise territories to existing and additional customers and to build extensions to their networks to offer service to additional customers unless the Surviving Corporation is able to provide such services, utilizing facilities suitable to Century for these purposes, in which event Seller shall purchase such services from the Surviving Corporation pursuant to the Master Service Agreement and (ii) Seller may invest in or acquire one or more independent local exchange companies, other than Southwestern Bell Telephone or GTE Corp., with operations in the counties in the State of Texas listed on Schedule 7.00 hereto. Additionally, it is acknowledged by Buyer that Century is engaged in certain other telecommunications businesses in the listed counties, including but not limited to retail long distance, wholesale long distance, interactive information services, internet service provision and wireless local services, none of which shall be deemed to constitute a "competitive local telecommunications exchange business" for purposes of this Article VII. It is also agreed that Seller shall be free to make passive investments in any publicly-traded security of a telecommunications company which does not constitute more than 1% of the total outstanding amount of such security (and to continue to hold Buyer Common Stock on the terms contemplated hereby) and may make investments in any entity which does not have any significant operations in any of the counties listed on Schedule 7.00 hereto.

          (b) Seller specifically acknowledges and agrees that the foregoing covenants are commercially reasonable and reasonably necessary to protect the interests Buyer will acquire in the businesses of Metro hereunder.

          (c) If any court or tribunal of competent jurisdiction shall refuse to enforce one or more of the covenants contained in this Article VII because the time limit applicable thereto is deemed unreasonable, it is expressly understood and agreed between the parties hereto that such covenant or covenants shall not be void but that for the purpose of such proceeding such time limitation shall be deemed to be reduced to the extent necessary to permit the enforcement of such covenant or covenants. If any court or tribunal of competent jurisdiction shall refuse to enforce any or all of the covenants contained in this Article VII because, taken together, they are more extensive (whether as to geographic area, scope of business or otherwise) than is deemed to be reasonable, it is expressly understood and agreed between the parties hereto that such covenant or covenants shall not be void but that for the purpose of such proceeding the restrictions contained therein (whether as to geographic area, scope of business or otherwise) shall be deemed to be reduced to the extent necessary to permit the enforcement of such covenant or covenants.

          (d) Seller hereby acknowledges that the businesses of Metro are unique and that Buyer, the Surviving Corporation and their respective successors and assigns will suffer irreparable and continuing harm to the extent that any of the foregoing covenants is breached and that legal remedies would be inadequate in the event of any such breach. Accordingly, Seller agrees that, in the event of a breach of any of the covenants contained in this Article VII, Buyer and the Surviving

Corporation shall, in addition to any other rights and remedies available under law and in equity, have the right and remedy to have the provisions of this Article VII specifically enforced by any court having jurisdiction.


                           ARTICLE VIII
 CONDITIONS TO OBLIGATIONS OF BUYER AND SUB TO EFFECT THE MERGER

          The obligations of Buyer and Sub to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the date of the Closing, subject to the right of Buyer to waive any one or more of such conditions:

          8.01 Representations and Warranties of Seller. The representations and warranties of Seller contained in this Agreement shall be true and correct when made and the information contained therein, as updated by the Seller Update Schedule, taken as a whole, shall not have materially adversely changed as of the date of Closing (except for changes specifically permitted hereunder or as may be caused solely by the gross negligence of Buyer under the Management Agreement).

          8.02 Performance of this Agreement. Seller shall have duly performed or complied in all material respects with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to the date of the Closing.

          8.03 Certificate of Seller. Buyer shall have received a certificate signed by chief executive officer of Seller dated as of the date of the Closing and subject to no qualification certifying that the conditions set forth in Sections 8.01, 8.02, 8.05 and 8.06 hereof have been fully satisfied. Such certificate shall be deemed a representation and warranty of Seller under this Agreement.

          8.04 Opinion of Counsel. Buyer shall have received from Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., special counsel to Metro and the Seller, a favorable opinion of counsel dated the date of the Closing substantially in the form of Exhibit F hereto.

          8.05 No Prohibitions. No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission shall be in effect, or shall have been recommended by the staff of a governmental, regulatory or administrative agency or commission, which would prevent the consummation of the transactions contemplated hereby.

          8.06 Consents.   All  of the consents and approvals  listed  on
Schedules 3.12 and 3.21 hereto (other than those related to office leases) shall have been obtained.

          8.07 Compliance With Applicable Law. The filing and other requirements under any applicable law, rule or regulation, including without limitation the filing and waiting period requirements under the H-S-R Act, relating to the consummation of the transactions provided for herein shall have been duly complied with. The Registration Statement covering the issuance of the Stock Consideration shall be effective under the Securities Act and no stop order suspending such effectiveness shall have been entered and no proceeding seeking a stop order suspending such effectiveness shall be pending or threatened. The Buyer Common Stock to be issued in connection with the Merger shall have been approved for listing, upon notice of issuance, on the Nasdaq National Market System. Seller and each other holder of Metro Common Stock listed on
Schedule 8.07 hereto shall have executed and delivered to Buyer an Affiliate Agreement substantially in the form of Exhibit G hereto.

          8.08 Resignations. Metro and Seller shall have caused to be delivered to Buyer the resignations of all of the directors and officers of Metro, effective as of the Closing, in form reasonably satisfactory to Buyer, provided that no such resignation will prevent the continued employment of any individual listed on Schedule 1.09 hereto as provided in Section 1.09 hereto.

          8.09 Books and Records. Metro shall have caused to be delivered to Buyer the minute books, stock record books, stock transfer ledgers, corporate seals and other corporate books and records of Metro and shall have surrendered custody of all of the other business records, engineering records and other documents, discs, tapes and other records owned by Metro, including but not limited to all sales data, customer lists and records, accounts, bids, contracts, supplier records, drawings, designs, specifications, process information, performance data, software, programs and other information and data.

          8.10 Tax Status. Buyer shall have received an affidavit signed by the chief executive officer of Metro dated as of the Effective Time stating, under penalty of perjury, the United States taxpayer identification number of each of the Shareholders and that Metro is not a foreign person, pursuant to Section 1445(b)(2) of the IRC.

          8.11 Joint Venture Agreement. Seller and Brooks Fiber Communications of Michigan, Inc., a Delaware corporation wholly-owned by Buyer ("BFC of Michigan"), shall have executed and delivered agreements, substantially in the forms attached hereto as Exhibit K, for a joint venture to construct and operate local telecommunications networks within the State of Michigan (the "Joint Venture").

          8.12 Master  Service  Agreement.   Seller  and Buyer shall have
executed and delivered a mutually satisfactory Master Service Agreement.

          8.13 Miscellaneous Services Agreement. Seller and Buyer shall have executed and delivered a mutually satisfactory three-year "take or pay" agreement whereby Seller will provide Buyer at competitive prices services relating to customer care, billing, provisioning and/or other services at an annual minimum level of $1,000,000 commencing January 1, 1998 ("Miscellaneous Services Agreement"), which Miscellaneous Services Agreement shall provide that, in the event in any calendar year Buyer's purchases thereunder total less than $1,000,000, Buyer shall pay Seller 25% of the difference between $1,000,000 and the actual amount of such purchases.

          8.14 Agreements with Shareholders, Option Holders and SAR Holders. Each of the Agreements contemplated by Section 1.08 shall have been executed and delivered and the transactions contemplated thereby shall have been consummated.

          8.15 Termination of Certain Agreements. Each of the Put Agreements and the Shareholders Agreement shall have been terminated in the manner contemplated by Section 1.08(a)(iii), in each case without liability to Metro other than any liability therefor accrued on the March Balance Sheet or any liability expressly assumed in writing by Buyer.

          8.16 Shareholder Approval. Seller and each of the other holders of Metro Common Stock shall have duly approved this Agreement and the Merger in accordance with Delaware Law and Metro's certificate of incorporation, by-laws and the Shareholders Agreement.

          8.17 March Balance Sheet.   No unresolved dispute under Section
2.03(d) shall be pending.

                               ARTICLE IX
                 CONDITIONS TO OBLIGATIONS OF SELLER AND
                        METRO TO EFFECT THE MERGER

          The obligations of each of Seller and Metro to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the date of the Closing, subject to the right of Metro to waive any one or more of such conditions in Sections 9.01 through 9.08, and the right of Seller to waive any one or more of such conditions in Sections 9.09 through 9.13:

          9.01 Representations and Warranties of Buyer. The representations and warranties of Buyer contained in this Agreement shall be true and correct when made and the information contained therein, as updated by the Buyer Update Schedule, taken as a whole, shall not have materially adversely changed as of the date of the Closing (except for changes specifically permitted hereunder).

          9.02 Performance of this Agreement. Buyer shall have duly performed or complied in all material respects with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to the date of the Closing.

          9.03 Certificate of Buyer. Seller shall have received a certificate signed by the chief executive officer of Buyer dated as of the date of the Closing and subject to no qualification certifying that the conditions set forth in Sections 9.01, 9.02 and 9.05 hereof have been fully satisfied. Such certificate shall be deemed a representation and warranty of Buyer hereunder.

          9.04 Opinion of Counsel. Seller shall have received from Bryan Cave LLP, special counsel to Buyer, a favorable opinion of counsel dated the date of the Closing substantially in the form of Exhibit I hereto.

          9.05 No Prohibitions. No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission shall be in effect, or shall have been recommended by the staff of a governmental, regulatory or administrative agency or commission, which would prevent the consummation of the transactions contemplated hereby.

          9.06 Compliance with Applicable Law. The filing and other requirements under any applicable law, rule or regulation, including without limitation the filing and waiting period requirements under the H-S-R Act, relating to the consummation of the transactions provided for herein shall have been duly complied with. The Registration Statement covering the issuance of the Stock Consideration shall be effective under the Securities Act and no stop order suspending such effectiveness shall have been entered and no proceeding seeking a stop order suspending such effectiveness shall be pending or threatened. The Buyer Common Stock to be issued in connection with the Merger shall have been approved for listing, upon notice of issuance, on the Nasdaq National Market System.

          9.07 Payment of Merger Consideration. On the date of the Closing the Buyer shall have delivered the Merger Consideration as provided in Section 2.02(a) and (b) hereof and the Buyer Stock Options as provided in Section 2.02(c) hereof.

          9.08 March Balance Sheet. No unresolved dispute under Section 2.03(d) shall be pending.

          9.09 Release of Guaranties. With respect to any agreement described on Schedule 3.21 for which Seller has guaranteed the payment or performance of the grantee, in the event the grantor thereof is unwilling to release fully the guarantee of Seller, Buyer shall have agreed to indemnify Seller against liability under its guarantee with respect to the payment and performance of the grantee from and after the Effective Time pursuant to a Guarantee Agreement substantially in the form of Exhibit J hereto.

          9.10 Joint  Venture Agreement. Seller and BFC of Michigan shall
have  executed  and  delivered   agreements   for   the   Joint   Venture
substantially in the forms attached hereto as Exhibit K.

          9.11 Master Service Agreement. Seller and Buyer shall have executed and delivered a mutually satisfactory Master Service Agreement.

          9.12 Miscellaneous  Service Agreement. Seller and  Buyer  shall
have  executed  and  delivered  a  mutually   satisfactory  Miscellaneous
Services Agreement.

          9.13 Agreements with Shareholders, Option Holders and SAR Holders. Each of the Agreements contemplated by Section 1.08 shall have been executed and delivered and the transactions contemplated thereby shall have been consummated.

                                ARTICLE X
                             INDEMNIFICATION

          10.01 Indemnification.

         (a) Seller will indemnify, defend and hold harmless each of Buyer, the Surviving Corporation and any stockholder, director, officer, employee or agent of any of them from and against all claims, liabilities, losses, costs, deficiencies or expenses, including reasonable attorneys' fees, interest and penalties in connection therewith ("Losses"), which may be sustained by any such indemnified party and arise from:

               (i) The breach of any agreement, covenant or other obligation, and, subject to Sections 5.04 and 11.04 hereof, any representation or warranty, of Seller made or incurred under or pursuant to this Agreement or any document delivered pursuant hereto;

               (ii) The assertion against any such indemnified party of any liability or obligation of Seller or Metro for Taxes with respect to periods ending on or prior to the Effective Time as provided in Section
5.09 or with respect to or arising directly or indirectly from any transaction effected or deemed effected prior to the Effective Time or with respect to any profits earned, accrued or received by Metro or any affiliate of Metro prior to the Effective Time;

               (iii) The assertion against any such indemnified party of any liability or obligation of Seller or Metro arising from or in connection with any severance, termination of employment, dismissal, constructive dismissal, or other release from employment prior to the Effective Time of any employee or former employee of Metro; and/or

               (iv) The assertion against any such indemnified party of any claim resulting from or arising out of the operations or activities of Metro or the ownership or operation of any of its properties or assets prior to the Effective Time, including, without limitation, any claim for violation of any law, for service interruption or other breach of any service obligation or for injury, death, property or economic damage, except to the extent Seller is entitled to be indemnified by Buyer pursuant to Section 10.01(b)(i), or except to the extent and only to the extent that the Losses are finally determined by a trier of fact or arbitrator to have been directly caused by a negligent act or omission of any employee, representative or agent of Buyer that occurred in connection with Buyer's provision of services under the Management Agreement.

         (b) Buyer will indemnify, defend and hold harmless each of Seller and any stockholder, director, officer, employee or agent of Seller from and against all Losses which may be sustained by any such indemnified party and arise from:

               (i) The breach of any agreement, covenant, or other obligation, and, subject to Sections 6.04 and 11.04 hereof, any representation or warranty of Buyer made or incurred under or pursuant to this Agreement or any document delivered pursuant hereto; and/or

               (ii) The  operations   or   activities  of  the  Surviving
Corporation after the Effective Time, except to the extent Buyer is entitled to be indemnified by Seller under Section 10.01(a) hereof.

          (c) The rights to indemnification and the obligations to indemnify provided in this Section 10.01 are subject to the provisions of Sections 10.02, 10.03, 10.04 and 10.05 below and the last sentence of
Section 11.03(c) below.

          10.02 Participation in Litigation. In the event any suit or other proceeding is initiated against a party (an "Indemnified Party") with respect to which such party alleges that the other party hereto (an "Indemnifying Party") is or may be obligated to indemnify an Indemnified Party hereunder, the Indemnified Party shall be entitled to participate in such suit or proceeding, at its expense and by counsel of its choosing, provided that (a) such counsel is reasonably satisfactory to the Indemnifying Party, and (b) the Indemnifying Party shall retain primary control over such suit or proceeding. Such counsel for the Indemnified Party shall be afforded access to all information pertinent to the suit or proceeding in question. Neither the Indemnified Party nor the Indemnifying Party shall settle or otherwise compromise any such suit or proceeding without the prior consent of the other party, which shall not be unreasonably withheld, delayed or conditioned.

          10.03 Claims Procedure.

          (a) In the event from time to time an Indemnified Party believes that it or any other Indemnified Party has or will suffer any Losses for which the Indemnifying Party is obligated to indemnify it hereunder, it shall promptly notify the Indemnifying Party in writing of the matter, specifying therein the reason why the Indemnified Party believes that the Indemnifying Party is or will be obligated to indemnify, the amount, if liquidated, to be indemnified, and the basis on which the Indemnified Party has calculated such amount; if not yet liquidated, the notice shall so state. If the parties do not agree on any claims submitted, they shall endeavor to settle and compromise such claim for a period of thirty (30) days after the date of the Indemnified Party's notice. If they are unable to resolve such dispute within such thirty (30) day period, then either party may initiate the dispute resolution procedures specified in Section 11.06.

          (b) Subject to the provisions of Section 10.05, Seller shall pay any Losses for which it becomes obligated to indemnify Buyer or the Surviving Corporation hereunder as follows:

               (i) all Losses which in the aggregate amount are equal to or less than 4% of the Merger Consideration shall be paid by delivery of a number of shares of Buyer Common Stock valued at $20.60 per share as shall be equal in value to the amount of such Losses; and

               (ii) after Seller has paid Buyer for Losses in an aggregate amount which is equal to 4% of the Merger Consideration, Seller shall have the option to pay for any additional Losses either in cash or by delivery of shares of Buyer Common Stock valued at $20.60 per share.

          10.04 Right of Offset. All Losses shall be computed net of any recovery of insurance proceeds.

          10.05 Limitations on Indemnification.

               (a) Notwithstanding the foregoing, no party will be entitled to indemnification pursuant to this Article X following the Closing until and only to the extent that the aggregate amount of Losses for which (i) the Buyer would otherwise be entitled to receive indemnification under Section 10.01(a), in the case of Buyer's Losses, or
(ii) Seller would otherwise be  entitled to receive indemnification under
Section 10.01(b), in the case of Seller's Losses, exceeds $250,000; provided, however, such $250,000 deductible amount shall not apply to any Losses due to the matters described on Schedule 10.05 hereto.

               (b) Notwithstanding the foregoing, neither party shall be liable to the other under Section 10.01 hereof unless the claim is asserted in writing prior to the second anniversary of the date of the Closing except (i) claims under Section 10.01(a)(ii) and (iii) and any claims related to a breach of the representations and warranties contained in Sections 3.02 (Ownership of Shares), 3.03 (Capitalization of Metro), 3.04 (Approval of Agreement) and 4.02 (Approval of Agreement) may be asserted at any time (subject to the expiration of applicable statutes of limitation) and (ii) claims under Section 10.01(a)(iv) may be asserted at any time prior to the fifth anniversary of the date of the Closing.

               (c) Notwithstanding the foregoing, neither party shall have any liability under Section 10.01 in an amount greater than the value of the Stock Consideration received by Seller, valued at $20.60 per share.


                               ARTICLE XI
                              MISCELLANEOUS

          11.01 Binding Agreement.

               This Agreement shall be binding upon and shall inure to the benefit of Buyer, Sub, Seller and their respective successors and assigns.

          11.02  Termination   of  Agreement.   This  Agreement  and  the
transactions contemplated hereby may be terminated prior to June 30, 1997 only as follows:

              (a)   By mutual consent of Buyer and Metro;

              (b) By either (i) Buyer, on the one hand, if any of the terms or conditions set forth in Article VIII are not satisfied on or before the date of the Closing, or (ii), on the other hand, by Metro if any of the terms or conditions set forth in Sections 9.01 through 9.08 are not satisfied on or before the date of the Closing or by Seller if any of the terms or conditions set forth in Sections 9.09 through 9.13 are not satisfied on or before the date of the Closing, and, in either case, if the Closing shall not have occurred on the date provided for in
Section 1.02(a) hereof or such other date, if any, as Metro and Buyer shall agree upon pursuant to Section 1.02(a) hereof;

              (c)   By Buyer:

                    (i) after the thirtieth business day following receipt by Metro of Buyer's written notice of the occurrence of either of the following events, describing such event in sufficient detail to enable Metro and Seller to attempt to cure the problem identified in the notice during such thirty business days, if Metro and Seller do not cure the problem during such thirty-day period:

                         (A)  if  Seller  fails  to perform  any  of  its
obligations under this Agreement which is required to be performed prior to such time, except to the extent such breach is directly caused by Buyer or Sub; or

                         (B)  if  at  any  time  the  representations and
warranties of Seller set forth in this Agreement are not true and correct in all material respects, except as affected by transactions approved in writing by Buyer or contemplated or required under this Agreement and except to the extent such breach is directly caused by the gross negligence of Buyer under the Management Agreement;

                    (ii) If any statute, rule, regulation, order or decree not yet announced or proposed shall have been enacted, entered, promulgated, proposed or enforced between the date hereof and the day of the Closing by any governmental, regulatory or administrative entity, agency or commission which would have a material adverse effect upon Metro;

                    (iii) if any material claim, action, proceeding or investigation is commenced between the date hereof and the day of the Closing involving or affecting Metro or any of its properties or assets which would have a material adverse effect upon Metro; or

                    (iv) if the information contained in the March Balance Sheet or in any of the financial statements or operating reports of Metro for any period subsequent to December 31, 1996 delivered pursuant to Section 5.05 hereof reveals a material adverse change in Metro (except to the extent such material adverse change in Metro is directly caused by the gross negligence of Buyer under the Management Agreement); or

               (d)  By Metro:

                    (i) after the thirtieth day following receipt by Buyer of Metro's written notice of the occurrence of either of the following events, describing such event in sufficient detail to enable Buyer to attempt to cure the problem identified in the notice during such thirty days, if Buyer does not cure the problem during such thirty-day period:

                         (A)  if  Buyer  fails  to  perform  any  of  its
obligations under this Agreement which is required to be performed prior to such time, except to the extent such breach is directly caused by Metro or Seller; or

                         (B)  if  at  any time  the  representations  and
warranties of Buyer set forth in this Agreement are not true and correct in all material respects, except as affected by transactions approved in writing by Metro or Seller or contemplated or required under this Agreement;

                    (ii) If any statute, rule, regulation, order or decree not yet announced or proposed shall have been enacted, entered, promulgated, proposed or enforced between the date hereof and the day of the Closing by any governmental, regulatory or administrative entity, agency or commission which would have a material adverse effect upon Buyer;

                    (iii) if any material claim, action, proceeding or investigation is commenced between the date hereof and the day of the Closing involving or affecting Buyer or any of its properties or assets which would have a material adverse effect upon Buyer; or

                    (iv) if the information contained in any of the financial statements of Buyer for any period subsequent to December 31, 1996 delivered pursuant to Section 6.05 hereto reveals a material adverse change in Buyer.

          11.03 Manner and Effect of Termination.

              (a) Any action by Metro to terminate this Agreement and the transactions contemplated hereby, as provided in Section 11.02 hereof, shall be taken by its Chairman. Any such action by Seller shall be taken by its President and Chief Executive Officer. Any such action by Buyer shall be taken by its Chairman of the Board or its Vice Chairman of the Board.

              (b)   If this Agreement is terminated pursuant  to  Section
11.02 hereof without fault of either party or breach of this Agreement, all obligations of the parties hereunder (except those under Section
11.12 hereof) shall terminate, without liability of Seller or Metro to Buyer or Sub or of Buyer or Sub to Seller or Metro.

              (c) Nothing in this Section 11.03 or elsewhere in this Agreement shall impair or restrict the rights of any party to any and all remedies at law or in equity in the event of a breach of or default under this Agreement prior to termination pursuant to Section 11.02 hereof, including, without limitation, the right of specific performance and injunctive relief giving effect to its rights hereunder; provided, however, that neither party shall be liable to the other party for any indirect, incidental, special or consequential damages, including lost profits or revenue, lost savings, loss of managerial time, business interruption or other lost opportunity, as a result of any such breach or default by the other party even if such other party has been advised of the possibility of such damages, whether any claim for such recovery is based on theories of contract, negligence or tort, including strict liability. After the Closing, the rights of indemnification granted under Article X hereof shall be the sole and exclusive remedy at law and in equity of and with respect to all Losses of either party hereto (including the respective successors and assigns of either party hereto).

          11.04 Survival of Representations, Warranties and Covenants. The right to indemnification for any breach of the representations and warranties made by each party herein shall survive for twenty four months after the date of the Closing, except as follows: (a) the representations and warranties of Seller contained in Sections 3.02 (Ownership of Shares), 3.03 (Capitalization of Metro) and 3.04 (Approval of Agreement) shall survive indefinitely (subject to the expiration of any applicable statutes of limitations) and (b) the representations and warranties of the Sellers in Section 3.11 (Tax Returns and Audits) shall survive until the expiration of the applicable statute of limitations with respect to the Taxes to which any claim relates, as such limitation period may be extended from time to time. Each party hereto acknowledges and confirms that neither party hereto makes any representations or warranties whatsoever other than those specifically set forth herein. All covenants in this Agreement not fully performed as the date of the Closing shall survive the date of the Closing and continue thereafter until fully performed.

          11.05 Further Assurances. From time to time, as and when requested by either party (whether before or after the Effective Time), the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further and other action as the requesting party may reasonably deem necessary, proper or desirable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and the orderly transition of the respective businesses of Metro to Buyer.

          11.06 Dispute Resolution Procedures. If any question shall arise in regard to the interpretation of any provision of this Agreement or as to the rights and obligations of the parties hereunder, Glen F. Post, III, acting in his capacity as Chairman of Metro and/or chief executive officer of Seller, as appropriate, and James C. Allen, as chief executive officer of Buyer, shall meet with each other to negotiate and attempt to resolve such question in good faith. Such representatives may, if they so desire, consult outside experts for assistance in arriving at a resolution. In the event that a resolution is not achieved within fifteen (15) days after their first meeting, then either party may submit the question for final resolution by binding arbitration in accordance with the rules and procedures of the American Arbitration Association applicable to commercial transactions, and judgment upon any award thereon may be entered in any court having jurisdiction thereof. If Buyer initiates the arbitration, it shall be held in New Orleans, Louisiana, and if Metro or Seller initiates the arbitration, it shall be held in St. Louis, Missouri. In the event of any arbitration, Buyer shall select one arbitrator, Seller or Metro shall select one arbitrator and the two arbitrators so selected shall select a third arbitrator, any two of which arbitrators together shall make the necessary determinations. In making the foregoing selections, each party, as well as the arbitrators selected by such parties, shall endeavor to designate an arbitrator having substantive experience in the telecommunications industry. All out of pocket costs and expenses of Buyer, Metro and Seller in connection with such arbitration, including, without limitation, the fees of the arbitrators and any administration fees and reasonable attorney's fees and expenses, shall be borne by Buyer and Seller in such proportions as the arbitrators shall decide that such expenses should, in equity, be apportioned.

          11.07 Entire Agreement and Modification. This Agreement, including the Schedules and Exhibits attached hereto, the letter referenced in Section 5.08 hereof and the Confidentiality Agreement dated October 2, 1996 between Seller and Buyer, constitutes the entire agreement between the parties. No changes of, modifications of, or additions to this Agreement shall be valid unless the same shall be in writing and signed by each of the parties hereto.

          11.08 Severability. If any provision of this Agreement shall be determined to be contrary to law and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

          11.09 Counterparts. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          11.10  Interpretation.

          (a) The table of contents and article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. Each of the parties has participated substantially in the negotiation and drafting of this Agreement and each party hereby disclaims any defense or assertion in any litigation or arbitration that any ambiguity herein should be construed against the draftsman.

          (b) References herein to effects which are "materially adverse" or "material" to Metro are to the businesses, assets, prospects, condition (financial or otherwise), liabilities or results of operations of Metro, provided, however, that (i) an event (such as a regulatory change) which affects the CLEC industry as a whole (an "Industry Wide Event"), (ii) an EBITDA Loss of Metro during any month which is not more than 120% of the amount of EBITDA Loss contemplated for such month by Metro's 1997 operating budget, (iii) any public statement or the release of any publicly-available information confirming that a competitor has received a franchise or intends to seek a franchise in any territory where Metro currently conducts operations or plans to conduct operations, or confirming that a competitor has expanded its existing networks or otherwise improved its competitive position in any such markets and
(iv) any liabilities which, if in existence on the date hereof, would be required to be specifically set forth on any Schedule delivered by Seller pursuant hereto (other than a liability for which Seller agrees in writing at Closing to fully indemnify Buyer, without regard to the limitations in Section 10.05 hereof, and except for liabilities not requiring Buyer's consent under Section 5.01 hereof) incurred by Metro after December 31, 1996 which are not in the aggregate in excess of $250,000, would not be deemed "materially adverse" to Metro.

          (c) References herein to effects which are "materially adverse" or "material" to Buyer are to the businesses, assets, prospects, condition (financial or otherwise), liabilities or results of operations of Buyer and its subsidiaries taken as a whole, provided, however, that
(i) an Industry Wide Event and (ii) a consolidated EBITDA Loss of Buyer during any month which is not more than 120% of the amount of EDITDA Loss contemplated for such month by Buyer's 1997 operating budget, would not be deemed "materially adverse" to Buyer.

          (d) Notwithstanding any cross-references in one Schedule to another Schedule (all of which are included as a matter of convenience only), each Schedule shall be deemed to include the information contained in all other Schedules, such that reference to a matter or item under one Schedule shall be deemed to constitute disclosure under all other Schedules.

          11.11 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware as applied to contracts made and performed within the State of Delaware without regard to its conflicts of law principles.

          11.12 Payment of Fees and Expenses. Buyer and Seller shall pay all of the fees and expenses of their respective counsel, accountants and other advisors and all other expenses incurred by such party incident to the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby.

          11.13 No Waiver. The failure of either party to exercise any of its rights hereunder or to enforce any of the terms or conditions of this Agreement on any occasion shall not constitute or be deemed a waiver of that party's rights thereafter to exercise any rights hereunder or to enforce each and every term and condition of this Agreement.

          11.14 Public Announcements. Except as otherwise required by applicable law or regulation or the rules of any applicable securities exchange or national market system, so long as this Agreement is in effect prior to the Effective Time, neither Buyer nor Seller will issue or cause to be issued any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

          11.15 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when the same shall be delivered personally, one business day after being sent prepaid by reputable overnight courier, or three business days after being sent by registered or certified mail, postage prepaid, and addressed as set forth below:

               (a)  If to Buyer or Sub:

                    Brooks Fiber Properties, Inc.
                    425 Woods Mill Road South, Suite 300
                    Town & Country, Missouri  63017
                    Attention:  Mr. James C. Allen
                                Vice Chairman and Chief Executive Officer
                                Fax (314) 579-4854

                    copy to:

                    Bryan Cave LLP
                    211 North Broadway, Suite 3600
                    St. Louis, Missouri  63102
                    Attention:  John P. Denneen, Esq.
                                Fax (314) 259-2020

               (b)  If to Metro or Seller:

                    Century Telephone Enterprises, Inc.
                    100 Century Park Drive
                    Monroe, Louisiana  71203
                    Attention: Mr. Glen F. Post, III
                               President and Chief Executive Officer
                               Fax (318) 388-9562

                    copy to:

                    Jones, Walker, Waechter, Poitevent,
                      Carrere & Denegre, L.L.P.
                    Place St. Charles
                    201 St. Charles Avenue
                    New Orleans, LA  70171-5100
                    Attention: Kenneth J. Najder, Esq.
                               Fax (504) 582-8012


Either party may change the address to which notices are to be addressed by giving the other party notice in the manner herein set forth.

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the day and year first above written.

                                   BUYER:

                                   BROOKS FIBER PROPERTIES, INC.

                                       /s/ James C. Allen
                                   By _________________________________
ATTEST:                                 Vice Chairman and
/s/ John P. Denneen                     Chief Executive Officer
_________________________
Secretary
                                   SUB:

                                   BROOKS FIBER COMMUNICATIONS
                                   OF TEXAS,  INC.

                                       /s/ James C. Allen
                                   By________________________________
ATTEST:                                 Vice Chairman and
 /s/ John P. Denneen                    Chief Executive Officer
_________________________
Secretary
                                   SELLER:

                                   CENTURY TELEPHONE ENTERPRISES, INC.

                                      /s/ Glen F. Post, III
ATTEST:                            By________________________________
                                     President and Chief Executive Officer

/s/ Harvey P. Perry                                  72-0651161
________________________           Taxpayer ID No.:  ___________________
Secretary

                                   METRO:

                                   METRO ACCESS NETWORKS, INC.


                                      /s/ Glen F. Post, III
                                   By________________________________
ATTEST:                                 Chairman of the Board

/s/ Joy B. Eppinette
_________________________
Secretary



                        CERTIFICATE OF SECRETARY
                                   OF
               BROOKS FIBER COMMUNICATIONS OF TEXAS, INC.



     I, John P. Denneen, the Secretary of Brooks Fiber Communications of Texas, Inc., a Delaware corporation ("BFC"), hereby certify that the Agreement and Plan of Merger to which this certificate is attached, after having been first duly signed on behalf of BFC by its Vice Chairman and attested by the Secretary under the corporate seal of BFC, was duly submitted to the sole stockholder of BFC by written consent and that the holder of all the issued and outstanding shares of stock of BFC entitled to vote thereon voted for the adoption of said Agreement and Plan of Merger.


     WITNESS my hand and the seal of BFC this 28th day of April, 1997.

(Corporate Seal)


                                   ________________________________
                                             Secretary



                        CERTIFICATE OF SECRETARY
                                   OF
                       METRO ACCESS NETWORKS, INC.


     I, _____________________, the Secretary of Metro Access Networks, Inc., a Delaware corporation ("MAN"), hereby certify that the Agreement and Plan of Merger to which this certificate is attached, after having been first duly signed on behalf of MAN by its President and attested by the Secretary under the corporate seal of MAN, was duly submitted to the stockholders of MAN by written consent and that the holders of all outstanding shares of stock of MAN entitled to vote thereon voted for the adoption of said Agreement and Plan of Merger.


     WITNESS my hand and the seal of MAN this 28th day of April, 1997.

(Corporate Seal)


                                   ________________________________
                                             Secretary





     The foregoing Agreement and Plan of Merger having been executed on behalf of each of the parties thereto and having been adopted by the stockholders of each of Brooks Fiber Communications of Texas, Inc., a corporation organized and existing under the laws of the State of Delaware, and Metro Access Networks, Inc., a corporation organized and existing under the laws of the State of Delaware, in accordance with the provisions of the General Corporation Law of the State of Delaware and the fact having been certified on said Agreement and Plan of Merger by the Secretary of each of said corporations, the Vice Chairman or President of each of said corporations does hereby execute said Agreement and Plan of Merger and the Secretary of each does hereby attest said Agreement and Plan of Merger under the corporate seals of their respective corporations, by authority of the directors and stockholders thereof and as the respective act, deed and agreement of each of said corporations on the 24th day of April, 1997.


                              BROOKS FIBER COMMUNICATIONS
                              OF TEXAS, INC.

(Corporate Seal)
                              By____________________________________
                                   Vice Chairman and Chief
                                   Executive Officer
Attest:

__________________________
Secretary

                              METRO ACCESS NETWORKS, INC.

(Corporate Seal)

                              By______________________________________
                                   President and Chief
                                   Executive Officer
Attest:

___________________________
Secretary


                            LIST OF SCHEDULES


A)   Seller's Schedules:

     1.08   -  Metro SARs
     2.01(c) - Assumed Metro Stock Options
     2.03   -  GAAP Accrual Exceptions
     3.02   -  Securityholders; Restrictions on Shares
     3.03   -  Authorized Capital Stock of Metro
     3.04   -  Required Authorizations
     3.06   -  Metro's December Financial Statements
     3.07   -  Events Subsequent to December 31, 1996
     3.11   -  Disclosures regarding Taxes
     3.12   -  Contracts:  penalties on termination and required consents
     3.14   -  Personal property title exceptions
     3.15   -  Real and personal property leased by Metro
     3.16   -  Real property leased to Metro - list and exceptions
     3.17   -  Patents, Trademarks, Tradenames and Copyrights - list and exceptions
     3.19   -  List of physical assets and shared tangible and intangible property
     3.21   -  Licenses, Rights of Way and Permits
     3.22   -  Contracts
     3.24   -  Needed Governmental Permits
     3.25   -  Litigation and Arbitration
     3.26   -  Employees and Consultants
     3.27   -  Indebtedness to and from stockholders and others
     3.28   -  Outside financial interests
     3.30   -  Labor Agreements, Employee Benefit Plans and Employment
               Agreements
     3.33   -  Employee claims
     3.37   -  Insurance Policies
     3.38   -  Environmental Matters

B)   Buyer's Schedules:

     4.03   -  Prospectus
     4.07   -  Events subsequent to December 31, 1996
     4.11   -  Disclosures Regarding Taxes
     4.12   -  Consents Required Under Licenses, Rights of Way and Permits


C)   Other Schedules:

     1.09   -  Employees and Benefit Programs and Plans
     7.00   -  Restricted Counties
     8.07   -  Affiliates of Metro
     10.05  -  Exclusions from Section 10.05